 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement                                                                                                          [  ] Confidential, for use of the
[X] Definitive Proxy Statement                                                                                             Commission only
[  ] Definitive Additional Materials
[  ] Soliciting Material pursuant to Rule 14a-11c or Rule 14a-12

MATTHEWS INTERNATIONAL CORPORATION
 (Name of Registrant as Specified In Its Charter)

_________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
    1) Title of each class of securities to which transaction applies: __________________

    2) Aggregate number of securities to which transaction applies: _________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _____________________________________

    4) Proposed maximum aggregate value of transaction: ________________________

    5) Total fee paid: ______________________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: _____________________________________________

     2) Form, Schedule or Registration Statement No.: ____________________________

     3) Filing Party: ________________________________________________________

     4) Date Filed: ________________________________________________________

2015

NOTICE

OF

ANNUAL

MEETING

AND

PROXY

STATEMENT

Notice of
ANNUAL MEETING OF SHAREHOLDERS
To be held February 19, 2015

To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation ("Matthews" or the "Company") will be held at 9:00 AM on Thursday, February 19, 2015 at the JW Marriott, located at 23808 Resort Parkway, San Antonio, Texas 78261, for the purpose of considering and acting upon the following:

1.	To elect one director of the Company for a term of two years and three directors of the Company for a term of three years.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the records of the Company for the fiscal year ending September 30, 2015.

3.	To provide an advisory (non-binding) vote on the executive compensation of the Company's named executive officers.

4.	To transact such other business as may properly come before the meeting.

Shareholders of record as of December 31, 2014 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Please indicate on the enclosed proxy card whether you will or will not be able to attend this meeting. Return the card in the enclosed envelope as soon as possible.  If you receive more than one proxy card (for example, because you own common stock in more than one account), please be sure to complete and return all of them.

We hope you can be with us for this important occasion.

                                                                                                                              Sincerely,

                                                                                                                              Steven F. Nicola
                                                                                                                              Corporate Secretary

January 20, 2015

Matthews International Corporation
Proxy Statement

Table of Contents

                                                                                   Page

Proxy Statement	1
Outstanding Stock and Voting Rights	2
General Information Regarding Corporate Governance	3
Board of Directors	3
Board Composition	3
Board Committees	4
Executive Committee	4
Nominating and Corporate Governance Committee	4
Audit Committee	5
Finance Committee	5
Compensation Committee	5
Special Board Committee	6
Meeting Attendance	6
Compensation of Directors	6
Non-Employee Director Compensation Table	7
Access to Directors	7
Proposal 1 – Election of Directors	8
Nominees	9
Continuing Directors	10
Proposal 2 – Selection of Independent Registered Public Accounting Firm	13
Proposal 3 – Advisory (non-binding) vote on the executive compensation of the Company's named executive officers	14
Stock Ownership	15
Stock Ownership Guidelines	16
Executive Compensation and Retirement Benefits	18
Compensation Committee Report	18
Compensation Discussion and Analysis	18
Annual Compensation of the Named Executive Officers	34
Summary Compensation Table	34
Grants of Plan-Based Awards Table	35
Outstanding Equity Awards at Fiscal Year-End Table	36
Option Exercises and Stock Vested Table	37
Retirement Benefits	37
Pension Benefits Table	38
Potential Payments Upon Termination or Change in Control	39
Audit Committee Matters	42
Report of the Audit Committee	42
Relationship with Independent Registered Public Accounting Firm	43
Certain Transactions with Related Persons	43
Compliance with Section 16(a) of the Exchange Act	44
Shareholder Proposals for the 2016 Annual Meeting	44
Other Matters	44
Exhibit A	45
Exhibit B	59

Matthews International Corporation
Two NorthShore Center
Pittsburgh, PA 15212 - 5851
412 / 442‑8200

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 19, 2015

The Company's 2015 Proxy Statement and the Annual Report to Shareholders for the fiscal year ended September 30, 2014 are available free of charge on the Company's website at http://www.matw.com/investor/financial-reports.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Matthews International Corporation ("Matthews" or the "Company") whose principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212.  This Proxy Statement is being sent and made available to shareholders on or about January 20, 2015.

Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person.  Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Corporate Secretary or by attending the meeting and voting in person.

Matters to be considered at the Annual Meeting are those set forth in the accompanying notice.  Shares represented by proxy will be voted in accordance with instructions.  In the absence of instructions to the contrary, the proxy solicited will be voted FOR the proposals set forth therein.

Management does not intend to bring before the meeting any business other than that set forth in the Notice of Annual Meeting of Shareholders.  If any other business should properly come before the meeting, it is the intention of management that the persons named in the proxy will vote in accordance with their best judgment.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company has one class of stock outstanding:  Class A Common Stock, par value $1.00 per share, referred to as the "Common Stock."

Each outstanding share of Common Stock of the Company entitles the holder to one vote upon any business properly presented at the shareholders' meeting.  As provided in the Company's Articles of Incorporation, cumulative voting is not applicable to the election of directors.

The Board of Directors of the Company has established December 31, 2014 as the record date for shareholders entitled to vote at the Annual Meeting. The transfer books of the Company will not be closed, but only shareholders of record as of December 31, 2014 will be entitled to vote at the Annual Meeting. A total of 32,976,591 shares of Common Stock are outstanding and entitled to vote at the meeting.  A quorum (the presence in person or by proxy of the majority of the voting power of the Common Stock) is required to transact business at the Annual Meeting.  The holders of 16,488,296 shares will constitute a quorum at the meeting.

Broker Authority to Vote

Abstentions and broker non-votes (explained herein) will be counted for purposes of determining a quorum.  If your shares are held in street name, follow the voting instructions that you receive from your broker, bank or other nominee. If you want to vote in person, you must obtain a legal proxy from your broker, bank, or other nominee and bring it to the Annual Meeting.  If you do not submit voting instructions, your broker, bank, or other nominee may still be permitted to vote your shares under the following circumstances:

•
Discretionary items – The ratification of the selection of the independent registered public accounting firm is a discretionary item. Generally, brokers, banks and other nominees that do not receive instructions from beneficial owners may vote on this proposal in their discretion.

•
Non-discretionary items – The election of directors and the advisory resolution to approve executive compensation are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received voting instructions from beneficial owners. These are referred to as "broker non-votes."

GENERAL INFORMATION REGARDING CORPORATE GOVERNANCE

Board of Directors

The Board of Directors is the ultimate governing body of the Company. As such, it functions within a framework of duties and requirements established by statute, government regulations, court decisions and the Company's organizational documents. Generally, the Board of Directors reviews and confirms the basic objectives and broad policies of the Company, approves various important transactions, appoints the officers of the Company and monitors Company performance in key results areas.  The Board also has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company.  The full Board regularly reviews enterprise-wide risk management, which includes relationships with significant customers, volatility of commodity costs, changes in the markets in which the Company operates and existing and potential competitors.   In addition, each Board committee plays a significant role in carrying out the risk oversight function.  The Nominating and Corporate Governance Committee oversees risks related to corporate governance and ethics.  The Audit Committee oversees risks related to financial reporting and control; environmental, health and sustainability matters; management policies and guidelines; legal claims and issues; and information technology.  The Finance Committee oversees the Company's financial policies, strategies and capital structure.  The Compensation Committee oversees risks related to human resources, succession planning and compensation.

Board Composition

The Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of directors constituting the full Board, provided that such number shall not be less than five or more than fifteen. Until further action, the Board of Directors has fixed the number of directors constituting the full Board at nine, divided into three classes.  The terms of office of the three classes of directors end in successive years.

After reviewing the independence standards contained in the NASDAQ listing requirements, the Board of Directors has determined that each of its directors is independent under these standards, other than Joseph C. Bartolacci, the Company's President and Chief Executive Officer; David A. Schawk, President of the Company's SGK Brand Solutions segment; and Gregory S. Babe, who was appointed to the interim position of Executive Vice President, Global Information Technology and Integration in November 2014.

The Company's Governance Guidelines provide that an employee member can remain on the Board for a period of no longer than one year following retirement from employment with the Company.

The Board of Directors has determined that an independent, non-employee member should be appointed to serve as Chairman of the Board.  The Board believes that separation of the positions of Chairman of the Board and Chief Executive Officer, with the appointment of an independent, non-employee director as Chairman of the Board, strengthens the Company's corporate governance.  John D. Turner is the Company's current independent, non-employee Chairman of the Board.

Mr. Turner and the other independent directors meet at such times as are necessary and generally on the dates of regularly scheduled Board meetings.  The independent directors met a total of five times in fiscal 2014.

During fiscal 2014, there were six regularly scheduled meetings and five special meetings of the Board of Directors.

Board Committees

There are five standing committees appointed by the Board of Directors -- the Executive Committee, the Nominating and Corporate Governance Committee, the Audit Committee, the Finance Committee and the Compensation Committee.

Each Committee has the same power as the Board of Directors to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others.

The principal functions of the five standing Committees are summarized as follows:

Executive Committee

The Executive Committee is appointed by the Board of Directors to have and exercise during periods between Board meetings all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies on the Executive Committee, change the By‑laws of the Company or exercise any authority specifically reserved by the Board of Directors.  Among the functions customarily performed by the Executive Committee during periods between Board meetings are the approval, within limitations previously established by the Board of Directors, of the principal terms involved in sales of securities of the Company, and such reviews as may be necessary of significant developments in major events and litigation involving the Company.  In addition, the Executive Committee is called upon periodically to provide advice and counsel in the formulation of corporate policy changes and, where it deems advisable, make recommendations to the Board of Directors.

The members of the Executive Committee are John D. Turner (Chairperson), Katherine E. Dietze, Alvaro Garcia-Tunon and Jerry R. Whitaker.  The Executive Committee holds meetings at such times as are required.  The Executive Committee did not meet in fiscal 2014.

Nominating and Corporate Governance Committee

The principal functions of the Nominating and Corporate Governance Committee are to (1) identify individuals qualified to become members of the Board of Directors, (2) recommend to the Board of Directors the director nominees for the next annual meeting of shareholders, (3) monitor and recommend to the Board of Directors changes, as necessary, to the Company's Corporate Governance Guidelines, (4) lead the Board of Directors in complying with its Corporate Governance Guidelines (5) review and make recommendations to the Board of Directors concerning director compensation and (6) review and approve related person transactions pursuant to the Company's Code of Conduct.  The Nominating and Corporate Governance Committee is also responsible for the annual evaluations of the performance of the Board of Directors and Committees of the Board, including individual directors.  The Committee is committed to ensuring that (i) the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company and (ii) the governance of the Company is in full compliance with law, reflects generally accepted principles of good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of the business and operations of the Company.  From time to time, the Nominating and Corporate Governance Committee has retained the services of a third-party search firm to assist in the identification and evaluation of potential nominees for the Board of Directors.

The Nominating and Corporate Governance Committee operates pursuant to a Charter and the Company's Corporate Governance Guidelines, which are available for viewing on the Company's website at www.matw.com under the "Corporate" tab in the section entitled "Corporate Governance".  The Board has determined that all members of the Nominating and Corporate Governance Committee are independent in accordance with the listing standards of NASDAQ.  The Nominating and Corporate Governance Committee met four times during fiscal 2014.  The current members of the Nominating and Corporate Governance Committee are Jerry R. Whitaker (Chairperson), Katherine E. Dietze and Alvaro Garcia-Tunon.

Audit Committee

The principal functions of the Audit Committee are to provide oversight of (1) the integrity of the Company's financial statements, reports on internal controls and other financial information provided by the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent registered public accounting firm and (4) the performance of the Company's internal audit function (including disclosure controls and procedures for internal controls over financial reporting) and independent registered public accounting firm. The Committee will serve as a vehicle to provide an open avenue of communication between the Company's Board of Directors and financial management, the internal audit department, and the independent registered public accounting firm. The Audit Committee is responsible for appointing the Company's independent registered public accounting firm.  The Audit Committee operates pursuant to a Charter, which is available for viewing on the Company's website at www.matw.com under the section entitled "Corporate Governance".

The Audit Committee members are Alvaro Garcia-Tunon (Chairperson), Morgan K. O'Brien and John P. O'Leary, Jr., all of whom the Board of Directors has determined in its business judgment are independent from the Company and its management as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").  Mr. Garcia-Tunon has been designated as the Audit Committee financial expert as determined by the Sarbanes-Oxley Act.  During fiscal 2014, the Audit Committee met six times.

Finance Committee

The Finance Committee provides oversight of the Company's financial policies, strategies and capital structure.  The Committee's principal responsibilities include review and monitoring of (1) significant capital expenditures, (2) mergers, acquisitions and divestitures, (3) the Company's capital structure, debt and equity offerings, (4) the dividend policy and share repurchase program, (5) risk management programs and (6) the Company's investor relations program.  The Committee also provides oversight to the Pension Board on employee benefit plan matters and related plan investment management.  Members of the Finance Committee are Katherine E. Dietze (Chairperson), Morgan K. O'Brien and Jerry R. Whitaker.  The Finance Committee met six times in fiscal 2014.

Compensation Committee

The principal functions of the Compensation Committee, the members of which are John D. Turner (Chairperson), Alvaro Garcia-Tunon and Morgan K. O'Brien, are to review periodically the suitability of the remuneration arrangements (including benefits) for the principal executives of the Company, and to prepare an annual report on executive compensation for inclusion in the Company's Proxy Statement.  The Committee also reviews, at least annually, succession plans for the position of Chief Executive Officer and other senior executive positions of the Company.

The Compensation Committee operates pursuant to a Charter, which is available for viewing on the Company's website at www.matw.com under the section entitled "Corporate Governance". The Board has determined that all members of the Compensation Committee are independent in accordance with the listing standards of NASDAQ.  During fiscal 2014, the Compensation Committee met three times.

Special Board Committee

In April 2014, the Board of Directors established a special ad hoc Committee (the "Special Committee") to provide oversight of integration planning and implementation for the Company's acquisition of Schawk, Inc. ("Schawk") that was completed on July 29, 2014.  The members of the Committee are Gregory S. Babe (Chairperson), Joseph C. Bartolacci and Alvaro Garcia-Tunon.  The Committee met four times in fiscal 2014.

Meeting Attendance

Under the applicable rules of the Securities and Exchange Commission, the Company's Proxy Statement is required to name those directors who during the preceding year attended fewer than 75% of the total number of meetings held by the Board and by the Committees of which they are members. During fiscal 2014, all directors attended at least 75% of Board and respective Committee meetings.

The Company does not have a formal policy with regard to Board members attending the Annual Meeting of Shareholders, but it is customary for the Board members to do so, and in general all or most of the Board members have attended annual meetings in the recent past.  All but one of the Board members attended the 2014 Annual Meeting of Shareholders.

Compensation of Directors

Director compensation is administered and determined by the Nominating and Corporate Governance Committee.  In performing its duties, the Committee consults with various independent third-party advisors.  In fiscal 2014, the Committee consulted primarily with PayGovernance, an independent human resources consulting firm.

Under the Company's 2014 Director Fee Plan, each eligible independent director received an annual retainer valued at $60,000 in fiscal 2014, which will be increased to $75,000 in fiscal 2015.  Such annual retainer may be paid either in cash or in shares of the Company's Common Stock, as determined by the Nominating and Corporate Governance Committee.  If the Nominating and Corporate Governance Committee decides to pay the annual retainer in cash, a director may instead elect to receive the annual retainer in current shares of the Company's Common Stock or Common Stock credited to a deferred stock account as phantom stock.  If the Nominating and Corporate Governance Committee chooses to pay such annual retainer in Common Stock, a director may defer the receipt of such Common Stock.

Each independent director also receives an annual stock-based grant (non-statutory stock options, stock appreciation rights and/or restricted shares).  The value of this grant was $100,000 in the form of restricted stock in fiscal 2014, and will be $110,000 in the form of restricted stock in fiscal 2015.  The precise annual stock-based awards to be granted and their valuation are determined by the Nominating and Corporate Governance Committee.  At December 31, 2014, there were 132,647 shares available for future grant under the 2014 Director Fee Plan.

The non-employee Chairman of the Board received an additional annual retainer fee of $70,000 in fiscal 2014 (increased to $100,000 for fiscal 2015) which, at the election of the Chairman, may be received in cash, current shares of the Company's Common Stock or Common Stock credited to a deferred stock account as phantom stock.  Except for the Special Committee, each Committee chairperson receives an additional retainer fee for a year of service as a Committee chairperson.  The chairperson retainer fee was $7,500 in fiscal 2014 ($12,000 in the case of the Audit Committee chairperson and, beginning in fiscal 2015, $10,000 in the case of the Compensation Committee chairperson).  In fiscal 2014, non-employee members of the Special Committee received $1,500 per day of service on the Committee.  Meeting fees are not paid to directors of the Company.

The Company does not provide any retirement benefits or perquisites to any of its non-employee directors.

The following table summarizes the director compensation earned by the non-employee directors of the Company for fiscal 2014.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen-sation	Total
J.D. Turner	$130,000	$100,000	-	-	-	-	$230,000
G.S. Babe (2)	114,000	100,000	-	-	-	-	214,000
K.E. Dietze	67,500	100,000	-	-	-	-	167,500
A. Garcia-Tunon	87,000	100,000	-	-	-	-	187,000
M.K. O'Brien	60,000	100,000	-	-	-	-	160,000
J.P. O'Leary, Jr.	60,000	100,000	-	-	-	-	160,000
J.R. Whitaker	67,500	100,000	-	-	-	-	167,500

(1)
Amounts in this column reflect the grant date fair value of awards of restricted shares of the Company's Common Stock granted during fiscal 2014 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation.  There were no forfeitures of restricted shares by any of the directors during fiscal 2014.  On March 13, 2014, Messrs. Turner, Babe, Garcia-Tunon, O'Brien, O'Leary, Whitaker and Ms. Dietze were each awarded 2,479 restricted shares with a grant date fair value of $100,000.

(2)
Gregory S. Babe was appointed as the Company's Executive Vice President, Global Information Technology and Integration in November 2014.  During this appointment, Mr. Babe does not receive additional compensation for his service on the Board.

Access to Directors

The shareholders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular director in care of Steven F. Nicola, Corporate Secretary, at the Company.  At present, such communications will be directly forwarded to the Board or such particular director, as applicable.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominations for election to the Board of Directors may be made by the Nominating and Corporate Governance Committee or by the shareholders.  Section 3.01 of the Company's Bylaws provides that "no one shall be eligible for nomination as a Director for any term during which, or before which, he will attain 70 years of age."  David A Schawk, who was elected to the Board of Directors on July 29, 2014, has been nominated by the Nominating and Corporate Governance Committee to serve for a two-year term that will end in 2017.  Joseph C. Bartolacci, Katherine E. Dietze and Morgan K. O'Brien, whose terms of office are expiring, have been nominated by the Nominating and Corporate Governance Committee to serve for three-year terms that will end in 2018.

Shareholder nominations for directors to be elected at the 2016 Annual Meeting must be submitted to the Company in writing no later than 75 days prior to the anniversary date of the 2015 Annual Meeting, or December 6, 2015.  Such nominations made by the shareholders must be made in writing in accordance with Section 6.1 of the Company's Restated Articles of Incorporation, which notice shall include (1) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Corporation if so elected.   No such nominations have been received with respect to the 2015 Annual Meeting.

The Company's process for filling director vacancies includes determination of the professional skills and background desired to serve the best interests and current needs of the Company and its shareholders, retention of a third-party search firm to assist in the identification and evaluation of director candidates, consideration of candidates nominated by shareholders (if any), evaluation of a candidate's credentials and experience by the Nominating and Corporate Governance Committee (including personal interviews with selected candidates), and a formal recommendation by the Nominating and Corporate Governance Committee to the Board of Directors regarding the candidate considered to be the most qualified to fill the director vacancy.

The Committee assesses a candidate's background, skills, diversity, personal characteristics and business experience and applies the following criteria and qualifications.  Candidates are to be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, with superior credentials and recognition, and provide the relevant expertise and experience necessary to assist the Board and the Company to increase shareholder value.  The Board may prioritize the criteria depending on the current needs of the Board and the Company.  The Board does not have a formal diversity policy for selecting directors, but considers diversity of race, gender and national origin to be relevant factors that are weighed with other criteria in recommending and nominating directors for election to the Board of Directors of Matthews.

Under the Company's Corporate Governance Guidelines, any director who experiences a change in principal occupation or primary business affiliation from that in which such director was engaged upon their last election to the Board, must offer to submit a letter of resignation from the Board.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If any nominee should become unavailable prior to the meeting, the accompanying proxy will be voted for the election in the nominee's place of such other person as the Board of Directors may recommend.

Only affirmative votes are counted in the election of directors.  The nominee for election as a director at the Annual Meeting in the Class of 2017 and the nominees for election as directors of the Class of 2018 who receive the highest number of votes cast for the election of directors at the Annual Meeting by the holders of the Company's Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.  Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against the nominee.

The Board of Directors recommends that you vote FOR the election of the nominated directors.

The following information is furnished with respect to the persons nominated by the Board of Directors for election as directors and with respect to the continuing directors.

Nominees

Class of 2017

David A. Schawk, age 59, was named President, SGK Brand Solutions and elected to the Company's Board of Directors effective upon the Company's acquisition of Schawk on July 29, 2014.  Mr. Schawk previously served as Schawk's Chief Executive Officer from July 2012, and Chief Executive Officer and President for more than five years prior thereto.  He also served on the Schawk Board of Directors since 1992.  Mr. Schawk is considered well-qualified to serve on the Company's Board of Directors based on his experience as a Chief Executive Officer and director of a multinational brand development and brand management company.

Class of 2018

Joseph C. Bartolacci, age 54, was appointed Chief Executive Officer of the Company in 2006.  Prior to his appointment as Chief Executive Officer, he was President and Chief Operating Officer of the Company since 2005.  Mr. Bartolacci was elected to the Board of Directors in 2005.  Prior thereto, he held various positions within Matthews, including President, Casket Division; Executive Vice President of Matthews; President, Matthews Europe; President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews) and General Counsel of Matthews.  Mr. Bartolacci provides management's perspective in Board decisions about the business and strategic direction of the Company.  He has first hand operating experience in many of the Company's diverse global businesses, and brings a well-developed understanding of the industries in which the Company operates, and the opportunities within those industries to drive shareholder value.  Mr. Bartolacci received a Bachelor of Science degree in Accounting from Saint Vincent College and a Juris Doctor from the University of Pittsburgh.  Mr. Bartolacci serves on the newly-established Special Committee.  He also serves on the Company's Pension Board, the Board of the Jas. H. Matthews & Co. Educational and Charitable Trust, and on the boards of various subsidiaries of Matthews.  Mr. Bartolacci is a member of the Board of Directors of Saint

Vincent College and serves as a member of the Citizens Bank Mid-Atlantic Regional Advisory Board.

Katherine E. Dietze, age 57, was elected to the Board of Directors of the Company in July 2008.  Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005.  She had also held the position of Managing Director, Investment Banking.  Prior to joining Credit Suisse First Boston, Ms. Dietze was a Managing Director for Salomon Brothers Inc, a financial services company.  Ms. Dietze brings a strong background in global investment and financial matters.  With her background in investment banking, Ms. Dietze provides a unique and valuable perspective on global financial markets, investments and financial transactions.  Ms. Dietze received a Bachelor of Arts degree from Brown University and graduated from Columbia University with a Masters in Business Administration in Finance and Marketing.  Ms. Dietze serves as Chairperson of the Finance Committee and is a member of the Executive Committee.  She is also a director and Chairperson of the Audit Committee and a member of the Governance Committee of Cowen Group, Inc., a financial services firm.  She previously served as Chairperson of the Audit Committee and member of both the Governance and Compensation Committees for LaBranche, LLC, a financial services firm purchased by the Cowen Group in June 2011.  In January 2011, Ms. Dietze was elected to the Board of Trustees of Liberty Property Trust, a real estate investment trust, where she currently is a member of the Audit and Governance Committees.

Morgan K. O'Brien, age 54, was elected to the Board of Directors of the Company in July 2011.  Mr. O'Brien has served as the President and Chief Executive Officer of Peoples Natural Gas Company LLC, a utility serving the southwestern Pennsylvania market, since February 2010.  Prior thereto, Mr. O'Brien served as President and Chief Executive Officer of Duquesne Light Holdings, an electric utility company serving western Pennsylvania, since 2001.  He held various senior executive positions at Duquesne Light Holdings since 1991.  Prior to joining Duquesne Light Holdings, Mr. O'Brien served in various management positions at PNC Bank and at major accounting firms.  As a current Chief Executive Officer with more than 10 years experience in that role, Mr. O'Brien brings significant leadership skills to the Board of Directors.  With his experience in the areas of accounting and taxation, he also provides the Board and the Audit Committee, of which he is a member, with strong financial skills.  Mr. O'Brien is also a member of the Compensation and Finance Committees.  Mr. O'Brien received a Bachelor's degree in Business Administration and a Masters degree in taxation from Robert Morris University.  Mr. O'Brien serves on the Board of Directors of Peoples Natural Gas Company LLC, HFF, Inc. and on the Board of Trustees of the University of Pittsburgh as Vice Chairman of the Board.  He also serves on the boards of several civic and charitable organizations in western Pennsylvania.

Continuing Directors

Gregory S. Babe, age 57, was elected to the Board of Directors in November 2010.  In November 2014, Mr. Babe was appointed, on an interim basis, as the Company's Executive Vice President, Global Information Technology and Integration.  Mr. Babe currently serves as President and Chief Executive Officer of the start-up corporation Liquid X Printed Metals, Inc., a Carnegie Mellon University spin out.  From July 2012 to June 2013 Mr. Babe served as Chief Executive Officer of Orbital Engineering, Inc., a privately held engineering services company.  Mr. Babe retired as President and Chief Executive Officer of Bayer Corporation and Bayer MaterialScience LLC in June 2012.  Mr. Babe was appointed President and Chief Executive Officer of Bayer Corporation and Senior Bayer Representative for the United States and Canada in October 2008.  Mr. Babe was responsible for the North American activities of the worldwide Bayer Group, an international health care, nutrition and high-tech materials group based in Leverkusen, Germany.  In addition, he held the position of President and Chief Executive Officer of Bayer MaterialScience LLC, a producer of polymers and high-performance plastics in North

America, from July 2004 until June 2012.  Mr. Babe is considered well-qualified to serve on the Company's Board of Directors based on his experience as a Chief Executive Officer of a multinational manufacturing company. He possesses a strong background in manufacturing and regulatory and government affairs. Mr. Babe is Chairperson of the newly-established Special Committee.  He serves on the Board and chairs the Audit Committee of the Benedum Foundation.  Mr. Babe holds a Bachelor of Science degree in mechanical engineering from West Virginia University.

Alvaro Garcia-Tunon, age 62, was elected to the Board of Directors in October 2009.  Mr. Garcia-Tunon retired as the Chief Financial Officer of Wabtec Corporation ("Wabtec"), a provider of products and services for the global rail industry, effective January 1, 2014.  He remains with Wabtec as a strategic advisor.  Mr. Garcia-Tunon was named Executive Vice President and Chief Financial Officer for Wabtec in February 2012.  Prior to that, he was Executive Vice President, Chief Financial Officer and Secretary of Wabtec since December 2010.  Prior thereto he served as Senior Vice President, Chief Financial Officer and Secretary of Wabtec since 2003.  Having served as the Chief Financial Officer of a public company with global operations, Mr. Garcia-Tunon has leadership skills in international business, corporate governance and risk management.  He also provides the Board and the Audit Committee, of which he is a Chairman, the strong financial and accounting skills required to be considered a financial expert.  Mr. Garcia-Tunon also is also a member of the Executive, Nominating and Corporate Governance and Compensation Committees.  He is also a member of newly-established Special Committee of the Board. Mr. Garcia-Tunon currently is serving on the Board of Directors of Mine Safety Appliances Company, a global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures, since 2012, and serves on the Audit, Legal and Finance Committees of that Board. He also is a board member of the Pittsburgh Civic Light Orchestra and Senator John Heinz History Center, where he serves as its Treasurer.  Mr. Garcia-Tunon graduated from the College of William and Mary with a Juris Doctor degree and is a graduate of the University of Virginia with a Bachelor of Science degree in Commerce and Accounting.

John P. O'Leary, Jr., age 68, has been a director of the Company since 1992.  Mr. O'Leary retired as Senior Vice President, SCA North America ("SCA"), a packaging supplier, in June 2004, a position that he held since May 2002.  Prior thereto, he was President and Chief Executive Officer of Tuscarora Incorporated ("Tuscarora"), a wholly-owned subsidiary of SCA Packaging International B.V. and a division of SCA.  Tuscarora is a producer and manufacturer of custom design protective packaging.  Preceding SCA's acquisition of Tuscarora, Mr. O'Leary served as Chairman of Tuscarora's Board of Directors.  Mr. O'Leary's background as Chief Executive Officer of Tuscarora (formerly a publicly-traded company) and Senior Vice President of SCA, provides valuable experience for the Board of Directors of Matthews.  He has also served on the Company's Audit, Nominating and Corporate Governance and Executive Committees, providing a broad knowledge of the Company's operating, financial and compliance objectives.  Mr. O'Leary is currently a member of the Audit Committee. Mr. O'Leary holds a Masters in Business Administration from the University of Pennsylvania Wharton School of Business and received a Bachelor's Degree in Economics from Gettysburg College. He currently serves on the Board of Directors of Kenson Plastics, a small private custom plastic converter.

John D. Turner, age 69, has been a director of the Company since 1999.  Mr. Turner retired as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, in 2003, where he had served as Chief Executive Officer since 1988.  Mr. Turner's experience, knowledge and expertise as an executive in the metal manufacturing industry are valuable resources to the Company.  During his tenure as a director, Mr. Turner has also served or participated on each of the Committees of the Board, providing him with the experience and perspective of the Board's decision making process in all areas of the

Company's operations.  Mr. Turner also has experience as a director for several large public companies. Mr. Turner serves as Chairman of the Executive and Compensation Committees.  Mr. Turner received a Bachelor's Degree in Biology from Colgate University.  He currently also serves on the Board of Directors of Allegheny Technologies Incorporated, a position he has held since February 2004, and is the chairman of the Technology Committee of that Board.

Jerry R. Whitaker, age 64, was elected to the Board of Directors of the Company in July 2011.  Mr. Whitaker was President of Electrical Sector-Americas, Eaton Corporation, a global manufacturer of highly engineered products, until his retirement in June 2011.  Prior thereto, he served in various management positions at Eaton Corporation since 1994.  Prior to joining Eaton Corporation, Mr. Whitaker spent 22 years with Westinghouse Electric Corp.  Mr. Whitaker's experience and knowledge as an executive in global manufacturing industries and acquisition integration are valuable resources to the Company.  Mr. Whitaker is the Chairman of the Nominating and Corporate Governance Committee and a member of the Finance Committee.  Mr. Whitaker received a Bachelor of Science degree from Syracuse University and a Masters in Business Administration from George Washington University.  He currently serves as a director on the boards of Crescent Electric Company, an independent distributor of electrical hardware and supplies, where he is a member of the Audit Committee and Chairman of the Compensation Committee, and Sealed Air Corporation, a global leader in packaging, food safety and hygiene, where he serves on the Audit and Nominating and Governance Committees.  He is also on the advisory board for Universal Electric Company, a manufacturer of customizable power distribution systems.  Mr. Whitaker also serves on the Board of Trustees for the Carnegie Museums of Pittsburgh, as well as the boards of the Carnegie Science Center, the Energy Innovation Center and the Advisory Board of the L.C. Smith School of Engineering at Syracuse University.

The term for each nominee and director is listed below:

Nominees:	Term to expire at Annual Meeting of Shareholders in:

David A. Schawk	2017

Joseph C. Bartolacci	2018
Katherine E. Dietze	2018
Morgan K. O'Brien	2018

Continuing Directors:

Gregory S. Babe	2017

Alvaro Garcia-Tunon	2016
John P. O'Leary, Jr.	2016
John D. Turner	2016
Jerry R. Whitaker	2016

PROPOSAL 2

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company's Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2015.

The Audit Committee has determined that it would be desirable as a matter of good corporate practice to request an expression of opinion from the shareholders on the appointment.  Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, a quorum being present.  Abstentions will have the effect of a vote cast "against" the proposal.

If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of an alternative independent registered public accounting firm will be considered by the Audit Committee; provided, further, however, even if the shareholders do ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee reserves the right, at any time, to re-designate and retain a different independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2015.

It is not expected that any representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders.

The Board of Directors recommends that you vote FOR Proposal 2.

PROPOSAL 3
ADVISORY (NON-BINDING) VOTE ON THE EXECUTIVE COMPENSATION
 OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
As described in the Compensation Discussion and Analysis in this Proxy Statement, and summarized in the "Executive Summary" thereto, the Compensation Committee of the Board has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders.  The Company presents a proposal for an advisory (non-binding) vote on the executive compensation of the Company's named executive officers on an annual basis.  Accordingly, the Company is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the following resolution.  This resolution is required pursuant to Section 14A of the Securities Exchange Act.  Approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved (on a non-binding basis) if the proposal receives the affirmative vote of at least a majority of the shares represented, in person or by proxy, at the meeting and entitled to vote, a quorum being present.  Abstentions and broker non-votes will have the effect of a vote cast "against" the proposal.  Because the vote is advisory, it will not be binding on the Board.  However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements.  The Board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and initiation of executive compensation programs.

RESOLVED, that the shareholders approve the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption "Executive Compensation and Retirement Benefits."
The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption "Executive Compensation and Retirement Benefits" of this Proxy Statement.  Proxies will be voted FOR approval of the proposal unless otherwise specified.
The Board of Directors recommends that you vote FOR Proposal 3.

STOCK OWNERSHIP

The Company's Articles of Incorporation divide its voting stock into three classes:  Preferred Stock, and Class A and Class B Common Stock.  At the present time, none of the Preferred Stock or Class B Common Stock is issued or outstanding.  The following information is furnished with respect to persons who the Company believes, based on its records, beneficially own more than five percent of the outstanding shares of Common Stock of the Company, and with respect to directors, officers and executive management.  Those individuals with more than five percent of such shares could be deemed to be "control persons" of the Company.

This information presented is as of November 30, 2014, except as otherwise noted.
Name of Beneficial Owner (1)	Number of Class A Shares Beneficially Owned (2)			Percent of Class	Deferred Stock Compen-sation Shares (8)
Directors, Officers and Executive Management:

J.C. Bartolacci	369,913	(3	)(4)	1.1	-
G.S. Babe	10,173	(5)		*	5,798
K.E. Dietze	15,748	(5)		*	-
B.J. Dunn	87,036	(3	)(4)	0.3	-
S.D. Gackenbach	39,937	(4)		0.1	-
A. Garcia-Tunon	14,718	(5)		*	-
S.F. Nicola	166,636	(3	)(4)	0.5	-
M.K. O'Brien	7,940	(5)		*	-
J.P. O'Leary, Jr.	26,114	(3	)(5)	0.1	6,900
D.A. Schawk	530,051	(4	)(6)***	1.6	-
J.D. Turner	25,748	(3	)(5)	0.1	4,307
J.R. Whitaker	8,790	(5)		*	-
All directors, officers and executive management as a group (17 persons)	1,472,127	(3	) (7)	4.4	17,005

Others:
Franklin Advisory Services LLC One Parker Plaza, 9th Floor 400 Kelby Street Fort Lee, NJ 07024	2,608,169		**	7.9
BlackRock Fund Advisors 525 Washington Boulevard Suite 1405 Jersey, NJ 07310	2,244,274		**	6.8
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355-2331	2,178,505		**	6.6
Wellington Management Co. LLP 280 Congress Street, 31st Floor Boston, MA 02210	1,860,531		**	5.6
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,840,010			5.6

* Less than 0.1%
** Information as of September 30, 2014
*** Information as of December 2, 2014

(1)	Any shares that can be obtained within 60 days are included in beneficial ownership. Unless otherwise noted, the mailing address of each beneficial owner is the same as that of the Registrant.
(2)  To the best of the Company's knowledge, the nature of the beneficial ownership for all shares is sole voting and investment power, except as follows:
•
These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as an investment advisor with power to direct investments and/or sole power to vote the securities.  For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  Price Associates has sole dispositive power for the entire holding of 1,840,010 shares and has sole voting power for 669,620 shares.

(3)	Includes options exercisable within 60 days of November 30, 2014 as follows: Mr. Bartolacci, 60,834 shares; Mr. Dunn, 5,333 shares; Mr. Nicola, 33,001 shares; and all directors, officers and executive management as a group, 109,934 shares.
(4)	Includes restricted shares with performance and time vesting provisions as follows: Mr. Bartolacci, 162,250 shares; Mr. Dunn, 44,370 shares; Mr. Gackenbach, 29,350 shares; Mr. Nicola, 53,635 shares; and Mr. Schawk, 28,110 shares.
(5)	Includes 5,351 restricted shares with time vesting provisions.
(6)	Includes 18,276 shares held in the David and Teryl Schawk Family Foundation over which Mr. Schawk has voting and investment control but no pecuniary interest; 39,298 shares held in the Teryl Alyson Schawk 1998 Trust; 51,514 shares held in trusts for the benefit of Mr. Schawk's children for which Mr. Schawk or his spouse serves as trustee; 168,232 shares held in the David A. Schawk 1998 Trust for which Mr. Schawk serves as trustee with voting and investment power over such shares; 224,524 shares held in trusts for the benefit of Mr. Schawk's niece for which Mr. Schawk serves as custodian with voting and investment power but no pecuniary interest; and 97 shares held as custodian.
(7)	Includes 37,457 restricted shares with time vesting provisions and 382,490 restricted shares with performance and time vesting provisions.
(8)  Represents shares of Class A Common Stock held in a deferred stock compensation account for the benefit of the director under the Company's Director Fee Plan.  See "General Information Regarding Corporate Governance--Compensation of Directors" of this Proxy Statement.

Stock Ownership Guidelines

The Company has established guidelines for stock ownership by management.  These guidelines are intended to promote the alignment of the interests of management with the Company's shareholders.  As more fully described under "Compensation Discussion and Analysis" of this Proxy Statement, the guidelines provide for ownership by management of shares of the Company's Common Stock with a minimum market value ranging up to five times base salary depending upon position with the Company.  Individuals are expected to achieve compliance with these guidelines within a reasonable period of time after appointment to their respective positions.

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted shares), but does not include outstanding stock options or unvested performance-based restricted shares.  Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position.  The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met.  Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company's equity compensation programs.  As of November 30, 2014, Mr. Bartolacci, Mr. Nicola, Mr. Dunn and Mr. Schawk had exceeded the Company's stock ownership guidelines.  Mr. Gackenbach was at 95% of the ownership guidelines; however, he is still within five years of promotion to his current position (October 2011).

The Company has also adopted guidelines for stock ownership by non-employee directors.  The guidelines provide that each director maintain ownership of shares of the Company's Common Stock (either directly, through restricted shares issued under the Company's Director Fee Plan or through shares held in a deferred stock compensation account for the benefit of the director under the Company's Director Fee Plan) with a market value approximating five times the current annual retainer (the annual retainer is $60,000).  Directors are expected to achieve compliance with these guidelines within a reasonable period of time after becoming a director.  As of November 30, 2014, all of the directors had met or exceeded the Company's stock ownership guidelines.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company's management.  Based upon such review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2015 Proxy Statement, and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.

Submitted by:

The Compensation Committee of the Board of  Directors of Matthews International Corporation

J.D. Turner, Chairperson
A. Garcia-Tunon
M.K. O'Brien

Compensation Discussion and Analysis

Executive Summary

Continuous improvement in operating results and the creation of shareholder value are key elements of the compensation philosophy of Matthews International Corporation.  This philosophy serves as the framework for the Company's executive compensation program.  Our program is designed to provide incentive arrangements that reward executives for improvement in the Company's operating results and appreciation in our stock value.

To underscore the importance of "pay-for-performance" in our compensation philosophy and our Company's culture, the Committee has developed incentive arrangements based on rigorous performance standards.  The incentive compensation plan component of compensation rewards executives for improvements in operating profit and economic value added which are generally greater than the respective targets set by the Committee at the beginning of the fiscal year.  These targets are based upon the Company's business plan.  Accordingly, the incentive compensation plan is designed to motivate management to maintain and, more importantly, achieve higher levels of profits and economic value added for the Company.  "Economic value added" is the measure of operating profit compared to the cost of the capital utilized to generate this profit.

Our long-term incentive program provides for grants of shares of restricted stock, with one-half of the shares vesting based on the achievement of performance targets and the remaining half of the shares being based on the continued employment of a named executive officer ("NEO") over a three-year period.  For the fiscal 2014 grant, the Company established two criteria for the performance-vesting shares:
•	One-half (50%) of the performance-vesting shares vest upon the attainment of non-GAAP annual earnings per share of $2.69, $2.91 and $3.14, and
•	One-half (50%) of the performance-vesting shares vest upon the attainment of 5%, 15% and 25% appreciation in the Company's stock price.

Failure to achieve the earnings per share targets within three years of the date of grant or the stock price hurdles within five years of the date of grant will result in forfeiture of the respective awards.  For fiscal 2014, non-GAAP annual earnings per share primarily excluded the per share impact of non-service related components of pension and post-retirement costs, acquisition-related costs, intangible amortization expense, expenses related to strategic cost-structure initiatives and certain litigation costs.  Vested shares are subject to the Company's stock ownership guidelines which require each executive to own shares the value of which equals a multiple of the executive's base salary.

Other notable highlights of our executive compensation program include:
•
Both the incentive compensation plan and long-term incentive program provide the Committee with discretion to adjust for the recovery of previously paid awards if financial results are restated or adjusted, or to cancel, suspend, or require repayment to the Company of outstanding awards for violation of non-compete, non-solicitation or disparagement provisions.

•
The Company offers no employment, severance or change in control agreement to any executive, except as customary in certain foreign countries and in certain cases in connection with acquired companies.

•	The Company de-emphasizes the use of perquisites but does provide certain market competitive perquisites to executives, as disclosed in the footnotes to the Summary Compensation Table.
•
Both the incentive compensation plan and long-term incentive programs are designed and administered to attempt to preserve the deductibility of NEO compensation under Section 162(m) of the Internal Revenue Code and have been approved by the Company's shareholders.

At the annual shareholders' meeting in February 2014, the fiscal 2013 executive compensation of the Company's NEO's was approved by our shareholders, with approximately 94% of the votes cast voting in favor of the proposal.

The Compensation Committee considered the favorable shareholder vote in February 2014 in connection with its determination of compensation policies and decisions and concluded that the Company would maintain its existing compensation philosophy in determining current year compensation.

CEO Compensation Determination

In its determination of the specific elements of fiscal 2014 executive compensation for the Company's CEO, the Committee considered the following:

Base Salary – CEO base salary for 2014 was established at the Committee's meeting in November 2013.  Based on the competitive market assessment prepared by the Committee's independent executive compensation consultant, the Company's CEO base salary was determined to be approximately 94% of the market median.  As Mr. Bartolacci has held the CEO position since 2006 and his fiscal 2013 individual performance was rated Distinguished (highest), the Committee agreed that his annual base salary adjustments over the next several years should be determined with a goal of attaining market median, provided his individual performance remains at the current level of Distinguished.  As a result, the base salary for Mr. Bartolacci was increased 4.5% for 2014.  After this adjustment, Mr. Bartolacci's base salary remained below the "mid-point" for his position at approximately 98% of market median.

Incentive Compensation – Mr. Bartolacci's incentive compensation target, which is expressed as a percent of base pay for fiscal 2014, was determined based on the competitive market assessment prepared by our independent compensation consultant.  Actual CEO incentive compensation for fiscal 2014 was determined based on the operating results and economic value added performance of the Company in comparison to targets established by the Compensation Committee.  The Company's consolidated operating results and economic value added performance were within the specified ranges for fiscal 2014.  As a result, Mr. Bartolacci received incentive compensation equivalent to 105% of target as described later in this report under "Annual Incentive Compensation" on page 26 of this Proxy Statement.

Stock Awards – CEO equity compensation awards for fiscal 2014 were granted in November 2013.  In determining equity compensation grants, the Committee considers total shareholder return ("TSR") as an important factor in the alignment of CEO performance-based compensation with the interests of the Company's shareholders.  During the fiscal year ended September 30, 2013, the Company's stock price appreciated approximately 28% and the Company's earnings (on an adjusted non-GAAP basis) increased over fiscal 2012.  In addition, the Company's stock price appreciated 15% from September 30, 2013 to September 30, 2014.

The Compensation Committee also considers the individual performance evaluation of Mr. Bartolacci, which was rated as Distinguished for fiscal 2013.  As a result, the Compensation Committee determined an equity compensation award of 63,000 shares to Mr. Bartolacci for fiscal 2014.

In its evaluation of executive compensation, the Committee considers TSR a significant factor in determining the total compensation that can be earned by the Company's CEO.  Specifically, one of the performance elements of our equity compensation program requires the attainment of pre-defined stock appreciation thresholds to achieve vesting.  Failure to achieve the stock price hurdles within five years of the date of grant will result in forfeiture of the shares.  The other performance element of our equity compensation program requires the attainment of pre-defined earnings per share growth thresholds to achieve vesting.  Failure to achieve these thresholds within three years of the date of grant will also result in forfeiture of the shares.

For awards granted during the past six fiscal years, an average of 60.2% of the performance-based stock awards as included in the Summary Compensation Table have actually been earned by our CEO (refer to the table under "Pay-For-Performance Alignment" on page 23 of this Proxy Statement) as a result of the Company's performance.  Awards granted in fiscal 2009 and 2010 expired in November 2013 and November 2014, respectively.  As a result, the unvested portions of these performance-based stock awards, totaling $1,088,255, were forfeited by Mr. Bartolacci.

Retirement Benefits – There were no changes in the Company's executive retirement benefit formulas and, as such, Mr. Bartolacci did not have a significant change in his defined benefits under the plans.

Compensation Committee Administration

The Company's executive compensation policies are administered by the Compensation Committee of the Board of Directors. The Committee consists of three independent directors:  Mr. Turner (Chairperson), Mr. Garcia-Tunon and Mr. O'Brien.  Compensation for the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executives is presented in the Summary Compensation Table.

The principal function of the Compensation Committee is to review the Company's compensation and benefit programs, including executive compensation and benefits, to ensure that total compensation is appropriate, competitive and consistent with the Company's compensation philosophy.  In performing its duties, the Committee consults with the Company's Chief Executive Officer, the Company's Vice President, Human Resources and various independent external advisors.  In fiscal 2014, the Committee consulted principally with Pay Governance, an independent executive compensation consulting firm.  Pay Governance does no other work for the Company and reports directly to the Compensation Committee. The Compensation Committee has full authority to retain external advisors, consultants and agents, as necessary, in the fulfillment of its responsibilities.  The Compensation Committee reviews the performance and the fees of the independent compensation consultant each year and determines whether to retain such consultant for the upcoming year.

Among its other duties, the Committee has responsibility for setting executive base salary levels and administering the terms and policies of the following key executive benefit plans:
•	2010 Incentive Compensation Plan
•	2012 Equity Incentive Plan
•	Supplemental Retirement Plan

Compensation Philosophy

The principal objectives of the Company's executive compensation program, including compensation provided to the NEOs, are to:
•	Attract, retain and motivate highly-qualified executives
•	Reward continuous improvement in operating results and the creation of shareholder value
•	Align the interests of Company executives with shareholders

The Company seeks to accomplish these objectives by maintaining a compensation philosophy that emphasizes rigorous performance-based programs.  The foundation of its philosophy is to:
•	Emphasize performance-based compensation elements while providing fixed compensation (base salary) commensurate with the market
•	Provide retirement and other benefits that are competitive with the market
•	Provide no employment contracts or other guarantees of employment except as customary in certain foreign countries or in connection with the negotiation of acquisitions
•	De-emphasize the use of perquisites except for business purposes

The Company believes that executive compensation should be designed to provide management with incentives for the achievement of annual and long-term strategic objectives, with the ultimate objective of delivering improvement in shareholder value.  The Committee believes that an effective compensation structure should focus executives on the achievement of the Company's business objectives and reward executives for achieving those objectives.  As such, the Committee's philosophy is to provide performance-based compensation that targets levels modestly above the market median while targeting fixed base salaries at the median of the market.  The Committee has designed this approach in light of the rigorous performance standards of the Company's incentive plans and because the Company does not in general provide any type of employment contracts or severance programs to executives.  The Committee believes it has structured its annual and long-term performance-based compensation to encourage and reward high performance and achievement of Company objectives.

In pursuit of this philosophy, the Company's executive compensation program includes the following key components:
•	Base salaries
•	Annual cash incentive payments under the Company's 2010 Incentive Compensation Plan
•	Long-term incentive compensation under the Company's 2012 Equity Incentive Plan

•	Retirement benefits
•	Other benefits (i.e., health & welfare benefits, insurance, certain perquisites)

In general, the Committee's desire to align the executive compensation program with the market drives the allocation between short-term and long-term compensation as well as cash and equity components.  The Committee believes that the level of compensation provided to an executive should be based on success against performance goals that indicate the creation of shareholder value.  To achieve this objective, the Company has built its current short-term cash incentive plan based on growth in operating profit and economic value added.  Over the long-term, the Committee believes that stock price growth is one of the best indicators of the creation of shareholder value.  Therefore, the Committee provides equity awards with a level of value and rate of vesting that are dependent on time and the achievement of earnings per share and stock price hurdles.  The Company has no formal policy regarding the allocation of variable and fixed compensation for its NEOs.

The Committee has considered whether the executive compensation program promotes risk taking at levels that are unacceptable to the Company.  The Committee considered the following factors related to risk:
•	Compensation philosophy that targets salaries at the market median and incentives modestly above median
•	Short-term incentive design that caps maximum awards for the achievement of operating profit and economic value added targets reflective of the Company's business plan
•	Long-term incentives allocated to two separate vehicles
•	Stock ownership guidelines
•	Incentive compensation recoupment policy

The Committee believes that the above factors as well as the overall executive compensation design, policies and mix of compensation serve to manage risk in a manner that is acceptable to the Company and its shareholders.

The Committee makes decisions regarding executive compensation with input from its independent consultant.  When making decisions regarding compensation for the Chief Executive Officer ("CEO"), the Committee has a process in which it considers comparative market data provided by its independent consultant and the CEO's performance assessment prepared by the Company's Board of Directors.  When making decisions regarding compensation for executives other than the CEO, the Committee considers comparative market data and seeks input and evaluates recommendations from the CEO.  In order to obtain comparative market data for evaluating executive compensation, the Company, through its independent consultant, utilizes compensation data published by Towers Watson.  This survey contains hundreds of company participants, although the number of participants and the names of the companies that provided data for each position varies by position and is not provided by the survey publisher.  The Company targets industrial / manufacturing companies of similar size, complexity, employment region and performance in developing this data.  Because data sample sizes for these types of companies may not be sufficient, the Company supplements such data with broader and more general industry data to develop its market data.

In evaluating compensation for calendar 2014, the Committee's independent consultant developed a group of peer companies to make assessments of market compensation and to determine the alignment of compensation earned relative to company and peer performance.  The peer group targeted industrial/manufacturing companies of similar size, complexity, employment region and performance.  The peer group of companies used in evaluating compensation for calendar 2014 was:

CLARCOR Inc.	Consolidated Graphics, Inc.	ESCO Technologies Inc.
Graco Inc.	Hillenbrand, Inc.	John Wiley & Sons, Inc.
Kaman Corporation	Middleby Corp.	Minerals Technologies Inc.
Mine Safety Appliances Co.	RTI International Metals, Inc.	Schweitzer-Mauduit International Inc.
Service Corp. International	Standex International Corp.	Stewart Enterprises Inc.
Westinghouse Air Brake Technologies Corporation

Note:  Both Consolidated Graphics, Inc. and Stewart Enterprises, Inc. were recently acquired.

The Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized equity compensation gains, in its decisions to increase or decrease compensation in the current year.  The Committee believes that this would not be in the best interest of retaining and motivating the executive.

Pay-for-Performance Alignment

The Committee believes there are different ways of assessing whether compensation paid to executives aligns with the performance of the Company.  For the Committee's consideration in understanding the Company's pay-for-performance alignment, the Committee's compensation consultant examined the relationship of our CEO's realizable compensation and the Company's performance relative to the CEO compensation and performance of our peer group of 16 peer companies.  Performance was defined as the relative ranking of the following four performance metrics:
•	Net sales growth
•	Return on invested capital
•	Growth in earnings before interest and taxes
•	Total shareholder return (stock price appreciation plus dividends)

The consultant evaluated each performance metric independently relative to the peer companies for the year 2013, the three-year period 2011 through 2013, and the five-year period 2009 through 2013.  The relative ranking of each performance metric was averaged to form a composite ranking.  The Company's relative composite performance ranking was aligned with the peer companies as follows:
•	2013: 41st percentile
•	2011 through 2013: 22nd percentile
•	2009 through 2013: 21st percentile

The consultant compared the performance for 2013 to the CEO's bonus for fiscal year 2013.  This ranked at the 23rd percentile (first quartile) of the peer group CEO's, while the Company's relative performance composite ranked at the 41st percentile (second quartile) of the peers. The Committee is satisfied with the alignment of the relative ranking of the CEO's bonus with the relative ranking of Company performance.

For the three-year period 2011 through 2013, the CEO's three-year realizable compensation relative to peers ranked at the 12th percentile (first quartile) while the Company's performance composite ranked at the 22nd percentile (first quartile) of the peers.  Realizable compensation includes base salary, actual bonuses paid, the intrinsic value of stock options and stock awards at the year-end 2013 stock price and performance shares earned or expected to be earned.

For the five-year period 2009 through 2013, the CEO's five-year realizable compensation relative to peers ranked at the 9th percentile (first quartile) while the Company's performance composite ranked at the 21st percentile (first quartile) of the peers.

Pay-for-Performance Alignment
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
Relative Realizable Compensation Percentile
Composite Performance Percentile
ALIGNMENT
2013 Annual Incentive
Three-Year Realizable Compensation
Five-Year Realizable Compensation

The Committee evaluated this information and concluded that the Company's relative performance was higher than the relative realizable value of compensation paid to the CEO on both a three-year and five-year basis.

As further emphasis on the Committee's philosophy to align long-term incentive compensation with the Company's performance, below is a table which reflects the actual realized portion as of September 30, 2014 of the performance-based long-term incentive compensation awards over the past six years for our CEO:

Grant	Performance Measure	Grant Value	Grant Date Stock Price	Vesting Thresholds			Percent of Shares Earned	Forfeiture Date
2009	Stock Price	$811,710	$41.24	$45.37	$51.55	$57.74	0.0%	Forfeited
2010	Stock Price	$829,635	$37.31	$41.05	$46.64	$52.24	66.7%	Forfeited
2011	Stock Price	$985,250	$33.39	$35.06	$38.40	$41.74	100.0%	2016
2012	Stock Price	$570,700	$34.89	$36.63	$40.12	$43.61	100.0%	2017
2013	Non-GAAP EPS	$354,875	$28.39	$2.57	$2.83	$3.11	33.3%	2016
2013	Stock Price	$439,875	$28.39	$29.81	$32.65	$35.49	100.0%	2018
2014	Non-GAAP EPS	$427,770	$40.74	$2.69	$2.91	$3.14	33.3%	2017
2014	Stock Price	$558,810	$40.74	$42.78	$46.85	$50.93	33.3%	2019
Totals		$4,978,625					60.2%

The unvested portion (100%) of the performance-based portion of the stock award in fiscal 2009 was forfeited upon expiration in November 2013.  The unvested portion (33.3%) of the performance-based portion of the stock award in fiscal 2010 was forfeited upon expiration in November 2014.

Base Salaries

The Committee determines and approves the base salaries of the Company's executives, including the CEO, and considers recommendations from the CEO with respect to the other executives.  The Committee employs the same principles that are applied in developing the base salaries of all employees.  Base salary ranges are determined for each executive position based on their level, responsibilities and complexity using the 50th percentile survey data for similar positions at peer group companies.  A base salary "mid-point" is determined for each position based on this competitive market median data and ranges are established to provide that the Company's salary levels are managed between 80% and 120% of such "mid-point."

In determining base salary adjustments for each executive, the Committee considers the individual's performance evaluation, the level of responsibility for the position, an individual's current base salary in relation to the "mid-point" and industry competition for executive talent.  As discussed earlier in CD&A, the Committee's philosophy is to target fixed base salaries at the median of the market.  On this basis, calendar 2014 base salaries were increased as follows:

NEO	Percent Increase
Mr. Bartolacci	4.5%
Mr. Nicola	4.5%
Mr. Gackenbach	3.5%
Mr. Dunn	3.5%

As a result of these adjustments, when compared to the market median base salary data developed for each position by our consultant, each named executive officer's fiscal 2014 base salary was positioned as follows:  Mr. Bartolacci – 98%, Mr. Nicola – 104%, Mr. Gackenbach – 94%, and Mr. Dunn – 95%.  Mr. Schawk is the only NEO that has an employment agreement with the Company, which was negotiated in connection with the acquisition of Schawk, Inc. ("Schawk") on July 9, 2014.  During fiscal 2014, Mr. Schawk received a pro-rated base salary based on an initial rate of $595,000, pursuant to his employment agreement.

The Company has a process under which executives are subject to an annual individual performance evaluation.  The evaluations are designed to rate each executive on various criteria, both objective and subjective, including the areas of leadership, technical expertise, initiative, judgment and personal development.   An overall rating is assessed to each individual from these evaluations and is an important element in determining annual adjustments to base salaries.  The rating levels include:  Distinguished (highest rating), Commendable, Competent, Adequate and Provisional (lowest rating).  The Committee conducts an evaluation of the CEO's performance and the CEO conducts an evaluation of each executive officer's performance.  Each of the named executives, including Mr. Bartolacci, was rated at either the Commendable or Distinguished levels.  Due to the timing of the Schawk acquisition, Mr. Schawk was not subject to a performance evaluation in fiscal 2014.

Annual Incentive Compensation

The Company's 2010 Incentive Compensation Plan covers the annual incentive compensation to be paid to key managers of the Company, including the NEOs.  The plan provides an incentive arrangement based on the establishment and achievement of annual goals reflective of the Company's business plan.  The objective of the program is to promote the Company's goal of increasing shareholder value.  The Company believes that two of the key elements in the creation of shareholder value are:

•	growth in operating profit and
•	improvement in operating profit greater than the cost of the capital utilized to generate this profit.

Operating profit less the associated capital cost is referred to as "economic value added".  Accordingly, the current incentive compensation plan is designed to motivate management to achieve levels of operating profit and economic value added reflective of the Company's business plan.

Designated managers within each of the Company's business segments participate in the incentive program for their respective business unit.  Incentive compensation for these participants is calculated based on the achievement of operating profit and economic value added targets established for their individual business unit.  Economic value added for business units is defined as the unit's operating profit less its cost of capital (cost of capital is determined based on a pre-tax rate of 12% times net controllable assets, which is estimated to be the Company's weighted average pre-tax cost of capital).

Incentive compensation for corporate executives is calculated based on the achievement of pre-established targets for net income and economic value added performance of the Company on a consolidated basis.  Corporate economic value added is defined as the Company's net income less its after-tax cost of capital (with cost of capital based on an after-tax rate of 8%, which is estimated to be the Company's weighted average after-tax cost of capital).

Operating profit, net income and economic value added targets are established at the beginning of the fiscal year by the Compensation Committee.  In determining these targets for fiscal 2014, the Committee considered the long-term growth objectives of the Company; fiscal 2014 operating budgets approved by the Company's Board of Directors; and current economic, industry and competitive market conditions.  Fiscal 2014 performance targets established for the business units of the NEO's were as follows (Mr. Schawk did not participate in the Company's Incentive Compensation Plan in fiscal 2014):

Corporate (Mr. Bartolacci and Mr. Nicola)
	Net Income	Economic Value Added	Relative Incentive %
Target	$70,953	$15,044	100%
Minimum	$63,858	$11,283	50%
Maximum	$78,048	$18,805	200%

Memorialization (Mr. Gackenbach)
	Operating Profit	Economic Value Added	Relative Incentive %
Target	$76,681	$19,850	100%
Minimum	$69,013	$14,888	50%
Maximum	$84,349	$24,813	200%

Brand Solutions (Mr. Dunn)
	Operating Profit	Economic Value Added	Relative Incentive %
Target	$41,462	$(21,408)	100%
Minimum	$35,362	$(28,371)	50%
Maximum	$47,563	$(14,445)	200%

Note:  All targets exclude unusual items as approved by the Committee.

Corporate amounts are based on consolidated net income and economic value added of the Company.  Memorialization amounts include the combined results of the Cemetery Products and Funeral Home Products segments.  Brand Solutions amounts include the combined results of the Graphics Imaging, Marking and Fulfillment Systems and Merchandising Solutions segments.

The attainment of target performance levels result in an earned incentive equivalent to the participant's target incentive amount (discussed below).  No incentive amounts are earned for operating results that do not achieve the defined minimum performance levels.  Incentive amounts cannot exceed the defined maximum percentage of the participant's target incentive amount.  Earned incentive percentages are interpolated within the ranges.

For fiscal 2014, one-half of the participant's incentive compensation opportunity was based on the achievement of operating profit targets (net income in the case of Corporate participants), with the remaining portion based on the achievement of economic value added targets.  To better align business unit performance with the Company's consolidated objectives, for Mr. Gackenbach and Mr. Dunn, 25% of their incentive compensation opportunity was based on the achievement of the Company's consolidated results.

The target incentive amount is expressed as a percentage of the participant's base salary and based upon the executive's position and the industry recommended percentage target for the position as provided to the Company by the plan's independent consultant.  Target, minimum and maximum incentive award opportunities for the Chief Executive Officer and other named executives are included in the table below.

Named Executive Officer	Target Incentive Award as a Percent of Base Salary	Minimum Incentive Award as a Percent of Base Salary	Maximum Incentive Award as a Percent of Base Salary
J.C. Bartolacci	100%	50%	200%
S.F. Nicola	70%	35%	140%
S.D. Gackenbach	50%	25%	100%
B.J. Dunn	55%	27.5%	110%

Actual results for fiscal 2014 compared to target levels were as follows.  Actual amounts have been adjusted to exclude unusual items as approved by the Compensation Committee.

Corporate

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Net income	$72,431	$70,953	121%	50%	60%
Economic value added	$14,244	$15,044	89%	50%	45%
Total					105%

Memorialization

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Operating profit	$70,785	$76,681	62%	50%	31%
Economic value added	$14,016	$19,850	0%	50%	0%
Total					31%

Brand Solutions

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Operating profit	$42,235	$41,462	122%	50%	61%
Economic value added	$(27,325)	$(21,408)	59%	50%	30%
Total					91%

Based on actual results, the calculation of the earned incentive amounts were as follows:

Named Executive Officer	Base Salary	Target Incentive	Target Incentive Amount	Earned Incentive	Earned Incentive Amount
J.C. Bartolacci	$737,000	100%	$737,000	105%	$774,587
S.F. Nicola	$444,000	70%	$310,800	105%	$326,651
S.D. Gackenbach	$357,000	50%	$178,500	31%	$88,175
B.J. Dunn	$352,000	55%	$193,600	91%	$182,572
Note:	25% of the target incentive amounts for Mr. Gackenbach and Mr. Dunn were based on the achievement of the Corporate results.

Incentive amounts may be subject to reduction at the discretion of the Committee based on the performance of the NEO relative to personal goals.  Relative performance is generally determined by the executive's achievement of quantifiable goals established at the beginning of each fiscal year.  Each incentive compensation plan participant develops personal goals, which are subject to review and approval by the Division President or Chief Executive Officer, as appropriate.  The personal goals of the Chief Executive Officer are reviewed and approved by the Committee.  The Committee may use discretion to decrease calculated awards based on the participant's performance relative to the quantifiable individual goals, however, no such adjustments were made in fiscal 2014.

Long-Term Incentive Compensation

Long-Term Incentive Compensation for fiscal 2014 was provided to key managers and executives under the Company's 2012 Equity Incentive Plan.

The equity incentive plan is an equity compensation plan designed to directly align the interests of employees with the Company's shareholders.  The equity incentive plan is intended to encourage eligible employees to increase their efforts to make the Company more successful, to provide an additional inducement for such employees to remain with the Company, to reward such employees by providing an opportunity to acquire shares of the Company's common stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company.  The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company.

Under the equity incentive plan, equity grants can be made in the form of:
•	Stock options,
•	Restricted share awards,
•	Restricted stock units,
•	Performance units,
•	Stock appreciation rights, and
•	Other stock-based awards.

Prior to fiscal 2008, equity grants were predominantly in the form of performance-vesting stock options.  Since fiscal 2008, the Company has issued restricted shares with time and performance-vesting provisions.

The Committee considers growth in stock price as the best means of measuring shareholder value creation over the long-term.  For this reason, the Committee believes that the use of stock-based compensation has provided a strong link to meeting this objective.  In keeping with the Committee's philosophy of providing performance-based incentives, the restricted shares awarded in fiscal 2014 generally contained performance-vesting provisions for one-half of the shares granted.  Further, in order to enhance the Company's retention objectives, the remaining one-half of the shares granted contain a time-vesting feature in which such shares vest three years from the grant date subject to continued employment of the executive by the Company.

For the fiscal 2014 grant, the Company established two criteria for the performance-vesting shares
•	One-half (50%) of the performance-vesting shares vest upon the attainment of non-GAAP annual earnings per share of $2.69, $2.91 and $3.14, and
•	One-half (50%) of the performance-vesting shares vest upon the attainment of 5%, 15% and 25% appreciation in the Company's stock price.

Failure to achieve the earnings per share targets within three years of the date of grant or the stock price hurdles within five years of the date of grant will result in forfeiture of the respective awards.

In addition, as an incentive for achievement of the Company's integration objectives in connection with the SGK acquisition and the retention of key executives, the Committee awarded a special grant of 25,820 shares and 28,110 shares, respectively, of restricted stock on the acquisition date to Mr. Dunn and Mr. Schawk.  One-half (50%) of the shares vest based on the achievement of performance targets, with the remaining half of the shares based on continued employment over a three-year period.  The performance-vesting shares require the achievement of pre-determined EBITDA targets for the combined businesses of SGK, Graphics Imaging and Merchandising Solutions.

Every year, the Committee determines individual grant levels through consultation with the independent compensation advisor.  The Committee is provided grant guidelines, which provide recommended grant award ranges based on current market thresholds.  The recommended ranges provide a minimum, maximum and target grant award for each position / salary level. The grant ranges are developed such that the minimum of the range aligns with the market 50th percentile, the maximum of the range aligns with the market 75th percentile and the target level in the range represents the average of the market 50th and 75th percentile opportunity.  The Committee has chosen this approach since a portion of the grants contain performance-vesting criteria and to align with its philosophy of providing modestly above market variable compensation opportunities.  Actual grants within this range are determined based on the individual performance assessments of each executive during the past fiscal year.  Grants made to the NEOs in November 2013 were within the above range.

Grant recommendations are developed using a valuation model consistent with accounting policies for stock-based compensation and is based on the fair market value of the Company's common stock on the dates of grant.  Grants to executive officers are generally made only once a year in the Company's first fiscal quarter (usually at the November meeting of the Committee), except for new hires and promotions.  The Company does not time the release of material non-public information around the granting of equity compensation awards.

Stock options and restricted shares may also vest under certain change in control circumstances.  Performance-based restricted shares cannot vest earlier than one year from the date of grant and expire on the earlier of three or five years (depending on the vesting criteria) from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death.  Stock options are not exercisable within six months from the date of grant and expire on the earlier of ten years from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death.
The minimum holding periods for vested stock options and restricted share awards are governed by the Company's stock ownership guidelines.  The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met.

Beginning with the November 2011 restricted share grant, dividends on unvested shares are no longer paid.  Dividends are accrued and payable only upon the vesting of the restricted shares.  Accordingly, dividends will not be paid if the restricted shares do not become vested and are forfeited.

Adjustments or Recovery of Prior Compensation

The Sarbanes-Oxley Act of 2002 requires the Chief Executive Officer and Chief Financial Officer to reimburse the Company for any awards received following the release of financial results that subsequently require an accounting restatement due to noncompliance with a material financial reporting requirement as a result of misconduct.  Additionally, our incentive compensation plan has a recoupment provision under which the Committee has the discretion to adjust for the recovery of previously paid awards from any participant, where appropriate, if financial results are restated or adjusted in future periods.  No such adjustments have been necessary under these provisions.

The incentive compensation plan and the equity incentive plan provide the Committee the discretion over the three-year period following the grant of awards to cancel, suspend or require repayment to the Company of outstanding awards if the participant (i) competes with the Company or its subsidiaries, (ii) violates solicitation provisions with customers or employees, (iii) defames or disparages the Company, its subsidiaries or certain related persons.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for executive officers and business unit management in order to support a culture of ownership among the management team.  The Committee believes significant ownership levels will provide additional motivation for executives to perform in accordance with the interests of the Company's shareholders. The ownership guidelines are expressed as a multiple of base salary and are as follows:

Position	Minimum Equivalent Stock Value
Chief Executive Officer	5 times base salary
Chief Financial Officer; Group Presidents	4 times base salary
Division Presidents; Vice President, Human Resources; Vice President and General Counsel; Vice President and Controller	3 times base salary
Managers directly reporting to Division Presidents	2 times base salary
Other managers eligible for equity compensation and other incentive compensation plan participants	1 time base salary

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted shares), but does not include outstanding stock options or unvested performance-based restricted shares.  Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position.  The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met.  Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company's equity compensation programs.

As of November 30, 2014, Messrs. Bartolacci, Nicola, Dunn and Schawk exceeded the Company's stock ownership guidelines.  Mr. Gackenbach was at 95% of the ownership guidelines; however, he is within five years of promotion to his current position (October 2011).

Retirement Benefits

Retirement benefits are generally provided to executives under the Company's principal retirement plan and in some cases, a supplemental retirement plan.  The purpose of both these plans is to provide post-retirement compensation and stability to executives.  The Committee's goal is to provide a benefit that is competitive with plans which would be available to executives of similar companies. The Committee believes this philosophy will allow the Company to effectively attract and retain talented executives.

Executive officers may become eligible to participate in the Company's supplemental retirement plan.  To be eligible for participation, the individual must be an executive officer of the Company as designated by the Board of Directors annually and meet certain length of service requirements as a designated executive officer and in total with the Company.  Of the named executives, Mr. Bartolacci, Mr. Nicola and Mr. Dunn are participants in the supplemental retirement plan.  Unlike the principal retirement plan, the supplemental plan is an unsecured obligation of the company and is not a tax-qualified plan.  Funding for the supplemental retirement plan is provided through a non-revocable trust arrangement.  The supplemental retirement plan is intended to make-up the tax-related limitation of benefits under the principal retirement plan and to provide retirement benefits at competitive market rates.  In addition, the supplemental retirement plan serves as a retention vehicle as benefits generally do not fully vest until the completion of a minimum of 15 years of service.

In 2009, the Committee modified the supplemental plan for any new executive going forward, limiting the benefit to restoring amounts lost to tax-related limitations.

Other Compensation

The Company generally provides all domestic employees with the following:
•	401(k) plan,
•	Employee stock purchase plan,
•	Health and dental coverage,
•	Company-paid term life insurance,
•	Disability insurance,
•	Educational assistance, and
•	Paid time off (vacations and holidays).

These benefits are designed to be competitive with overall market practices.  Educational assistance for dependent children is also provided to any employee of the Company whose child meets the scholastic eligibility criteria and is attending an eligible college or university.  Educational assistance is limited to $1,200 for each semester and $2,400 annually.

The Company provides executives with other benefits, reflected in the "All Other Compensation" column in the Summary Compensation Table, which the Committee considers reasonable, competitive and consistent with the Company's compensation philosophy.  These benefits include supplemental life insurance coverage, costs associated with personal use of a vehicle and, in certain circumstances, club dues and financial counseling and tax preparation services.

Employment and Severance Agreements

None of the named executives have employment, severance or change-of-control agreements, except for Mr. Schawk.

Mr. Schawk signed an employment agreement with the Company upon the acquisition of Schawk, on July 29, 2014.  Under his employment agreement, which has an initial term of three-years, he will receive base salary at an initial annual rate of $595,000 and will be entitled to an annual incentive bonus at a target rate of 75% of base salary based on the performance of his business unit.  For fiscal 2015, the incentive bonus will be subject to a minimum amount of $297,500.  In addition, under the employment agreement, Mr. Schawk received an award of 28,110 shares of restricted stock effective July 29, 2014.  The restricted shares are subject to performance-based vesting criteria for 50% of the shares granted, with the remaining 50% of the shares subject to continued employment for the initial three-year term of the employment agreement.  The employment agreement also specifies other compensation generally consistent with the Company's employee benefit plans.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows federal income tax deductions for compensation paid to the Chief Executive Officer and any of the other four highest compensated executives in excess of $1 million in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based.  Certain of the provisions in the 2010 Incentive Compensation Plan are intended to cause awards earned under such plan to be eligible for this exception (so that compensation related to such awards should be deductible under the Internal Revenue Code).  In addition, certain of the provisions in the 2007 Equity Incentive Plan and 2012 Equity Incentive Plan are intended to cause grants of performance-based stock compensation under such plan to be eligible for this exception (so that compensation related to the vesting or exercise of such shares should be deductible under the Internal Revenue Code).  Payments of cash compensation to executives (except annual incentive compensation awards earned under the 2010 Incentive Compensation Plan) and time-based grants of restricted shares under the 2012 Equity Incentive Plan are not at present eligible for this performance-based exception.  The Committee has taken and intends to continue to take actions, as appropriate, to attempt to minimize, if not eliminate, the Company's non-deductible compensation expense within the context of maintaining the flexibility which the Committee believes to be an important element of the Company's executive compensation program.

Annual Compensation of the Named Executive Officers

The table below summarizes the compensation for fiscal 2014, 2013 and 2012 earned by the Company's Chief Executive Officer, Chief Financial Officer, and each of the three other most highly paid executive officers who were serving as executive officers at September 30, 2014.  These individuals are sometimes referred to in this Proxy Statement as the "named executive officers", or the "NEOs".

Summary Compensation Table

Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compen-sation (3)	Change in Pension Value and Nonqualified Deferred Plan Compen-sation (4)	All Other Compen-sation (5)	Total
Joseph C. Bartolacci Director, President and Chief Executive Officer	2014 2013 2012	$729,615 698,769 669,231	$ - - -	$2,449,493 2,036,813 1,251,055	$ - - -	$774,587 552,368 -	$531,501 - 684,505	$83,690 77,107 93,069	$4,568,886 3,365,057 2,697,860
Steven F. Nicola Chief Financial Officer, Secretary and Treasurer	2014 2013 2012	439,673 420,577 399,231	- - -	781,505 651,780 481,175	- - -	326,651 233,228 -	297,112 - 378,756	38,495 36,033 43,143	1,883,436 1,341,618 1,302,305
Brian J. Dunn Executive Vice President, Strategy and Corporate Development	2014 2013 2012	349,231 332,615 305,231	- - -	1,568,477 407,363 288,705	- - -	182,572 50,687 96,253	300,260 - 149,902	27,972 25,646 30,264	2,428,512 816,311 870,355
David A. Schawk Director, President, SGK Brand Solutions (6)	2014	114,423	-	1,225,033	-	71,057	-	8,646	1,419,159
Steven D. Gackenbach Group President, Memorialization	2014 2013 2012	354,231 334,615 293,077	- - -	443,241 439,952 192,470	- - -	88,175 286,730 -	40,478 8,319 7,629	27,806 22,783 53,283	953,931 1,092,399 546,459

(1)	For the fiscal years ended September 30, 2014, 2013 and 2012.
(2)	Amounts in this column reflect the grant date fair value of awards of restricted shares of the Company's Common Stock granted during fiscal 2014, 2013 and 2012 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation. For details of individual grants of restricted shares during fiscal 2014, see the Grants of Plan-Based Awards table below. During fiscal 2014, restricted shares were forfeited by the named executive officers, as follows: Mr. Bartolacci, 26,100 shares; Mr. Nicola, 8,070 shares; and Mr. Dunn, 4,500 shares. During fiscal 2013, restricted shares were forfeited by the named executive officers, as follows: Mr. Bartolacci, 11,600 shares; Mr. Nicola, 4,833 shares; and Mr. Dunn, 1,800 shares. There were no forfeitures of restricted shares by any of the named executive officers during fiscal 2012. The assumptions on which this valuation is based are set forth in Note 9 to the audited financial statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 26, 2014.
(3)	The amounts shown in this column reflect amounts earned and paid under the 2010 Incentive Compensation Plan ("Incentive Compensation Plan"), except for Mr. Schawk. For a full explanation of the operation of the Incentive Compensation Plan, refer to the narrative disclosure above and the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement. The amount shown for Mr. Schawk represents the pro rata portion (for the period July 29, 2014 through September 30, 2014) of the amount earned under the Annual Incentive Program of Schawk, Inc. ("Schawk"), which was paid by the Company.
(4)	The amount shown in this column for each of the named executive officers is the increase, if any, in the actuarial present value of the accumulated benefits under all defined benefit plans for the years ended September 30, 2014, 2013 and 2012. A significant portion of the amounts listed for fiscal 2014 and 2012 resulted from a reduction in the discount rate, due to the decline in market interest rates. For additional information regarding defined benefit pension plans, see the Pension Benefits table below.
(5)	Amounts represent one or more of the following: premiums for officer's life insurance, incremental premiums for long-term disability insurance, club dues, dividends on restricted shares, the value for personal use of Company leased vehicles, matching contributions to the Company's 401(k) Plan, educational assistance, the personal use of aircraft (Mr. Schawk only) and, for Mr. Gackenbach, relocation reimbursement of $33,064 in fiscal 2012. The fiscal 2014, 2013 and 2012 amounts for Mr. Bartolacci include dividends on restricted shares of $47,978, $41,667 and $58,851, respectively. The fiscal 2014, 2013 and 2012 amounts for Mr. Nicola include dividends on restricted shares of $16,775, $12,756 and $19,147, respectively. The fiscal 2014, 2013 and 2012 amounts for Mr. Dunn include dividends on restricted shares of $10,310, $6,600 and $10,233, respectively. The fiscal 2014, 2013 and 2012 amounts for Mr. Gackenbach include vehicle allowances of $15,600, $15,600 and $15,900, respectively.
(6)	Mr. Schawk joined the Company on July 29, 2014 and received a pro-rated base salary pursuant to the terms of his employment agreement.

The following table provides information on grants of plan-based awards held by the named executive officers during fiscal 2014.

Grants of Plan-Based Awards Table

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value ($) (5)
		Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (# ) (3)	Maximum (#)
J.C. Bartolacci	11/13/13					5,250					$ 213,885
	11/13/13					5,250					213,885
	11/13/13					5,250					213,885
	11/13/13					5,250					193,830
	11/13/13					5,250					174,353
	11/13/13					5,250					156,345
	11/13/13							31,500			1,283,310
	11/13/13	$368,500	$737,000	$1,474,000
S.F.Nicola	11/13/13					1,675					68,240
	11/13/13					1,675					68,240
	11/13/13					1,675					68,240
	11/13/13					1,675					61,841
	11/13/13					1,675					55,626
	11/13/13					1,675					49,881
	11/13/13							10,050			409,437
	11/13/13	155,400	310,800	621,600
B.J.Dunn	11/13/13					950					38,703
	11/13/13					950					38,703
	11/13/13					950					38,703
	11/13/13					950					35,074
	11/13/13					950					31,549
	11/13/13					950					28,291
	11/13/13							5,700			232,218
	7/29/14					4,303					187,525
	7/29/14					4,303					187,525
	7/29/14					4,304					187,568
	7/29/14							12,910			562,618
	11/13/13	96,800	193,600	387,200
D.A.Schawk	7/29/14					4,685					204,172
	7/29/14					4,685					204,172
	7/29/14					4,685					204,172
	7/29/14							14,055			612,517
		NA	NA	NA
S.D. Gackenbach	11/13/13					950					38,703
	11/13/13					950					38,703
	11/13/13					950					38,703
	11/13/13					950					35,074
	11/13/13					950					31,549
	11/13/13					950					28,291
	11/13/13							5,700			232,218
	11/13/13	89,250	178,500	357,000

(1)	All grants were effective as of the date on which the Compensation Committee of the Board of Directors met to approve them.
(2)
Amounts represent target payouts under the Company's Incentive Compensation Plan. The target represents the named executive officer's annual salary multiplied by his respective target incentive award percentage. The target incentive award percentages, expressed as a percentage of annual base salary are 100% for Mr. Bartolacci, 70% for Mr. Nicola, 55% for Mr. Dunn, and 50% for Mr. Gackenbach. Mr. Schawk did not participate in the Company's Incentive Compensation Plan in fiscal 2014. For a full explanation of the operation of the Incentive Compensation Plan, refer to the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement.

(3)
Amounts represent the number of shares of restricted stock granted pursuant to the 2012 Equity Incentive Plan ("Equity Incentive Plan") that vest upon certain performance criteria. Performance-based restricted shares granted in November 2013 were granted such that for 50% of such shares vesting occurs in one-third increments upon the attainment of annual adjusted earnings per share of $2.69, $2.91 and $3.14, respectively; and for 50% of such shares vesting occurs upon the attainment of 5%, 15% and 25% appreciation, respectively, in the market value of the Company's Common Stock, but in no event prior to the expiration of one year from the date of the grant. Performance-based restricted shares granted in July 2014 were granted such that for 50% of such shares vesting occurs in one-third increments upon the Company's attainment of annual adjusted EBITDA of $145 million, $160 million and $170 million, respectively. Restricted shares may also vest under certain change in control circumstances. The restricted shares are forfeited if the adjusted earnings per share and stock price appreciation performance vesting criteria have not been met on the earlier of three and five years from the date of grant, respectively, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. Restricted shares are forfeited if the adjusted EBITDA performance criteria have not been met by fiscal 2018, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the Equity Incentive Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 28 of this Proxy Statement.

(4)	Amounts represent the number of shares of restricted stock granted pursuant to the Equity Incentive Plan that fully vest on the third anniversary of the grant date. Restricted shares may also vest under certain change in control circumstances. The restricted shares are forfeited upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the Equity Incentive Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 28 of this Proxy Statement.
(5)	Grant date fair values are developed using a Binomial pricing model based on the fair market value of the Company's common stock on the dates of grant. The assumptions on which this valuation is based are set forth in Note 9 to the audited financial statements included in Matthews International Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 26, 2014.

The following table sets forth information concerning the fiscal 2014 year-end value of unexercised options and unearned restricted shares for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
J.C. Bartolacci	0	0	16,666	(3)	$36.03	11/16/2014
	26,667	0	26,666	(3)	$37.29	11/16/2015
	34,167	0	68,333	(4)	$40.56	11/15/2016
									9,500 (10)	416,955
							19,500 (5)	855,855
							37,500 (6)	1,645,875	18,750 (11)	822,938
							31,500 (7)	1,382,535	31,500 (12)	1,382,535
S.F. Nicola	0	0	14,000	(3)	$36.03	11/16/2014
	18,334	0	18,333	(3)	$37.29	11/16/2015
	14,667	0	29,333	(4)	$40.56	11/15/2016
									2,940 (10)	129,037
							7,500 (5)	329,175
							12,000 (6)	526,680	6,000 (11)	263,340
							10,050 (7)	441,095	10,050 (12)	441,095
B.J. Dunn	0	0	4,000	(3)	$36.03	11/16/2014
	0	0	5,334	(3)	$37.29	11/16/2015
	5,333	0	10,667	(4)	$40.56	11/15/2016
									2,000 (10)	87,780
							4,500 (5)	197,505
							7,500 (6)	329,175	3,750 (11)	164,588
							5,700 (7)	250,173	5,700 (12)	250,173
							12,910 (8)	566,620	12,910 (13)	566,620
D.A. Schawk							14,055 (8)	616,874	14,055 (13)	616,874
S.D. Gackenbach							3,000 (5)	131,670
							8,100 (6)	355,509	4,050 (11)	177,755
							5,700 (7)	250,173	5,700 (12)	250,173

(1(1)	Represents options that have met performance vesting thresholds, but have not met time vesting thresholds as of September 30, 2014 (unvested options).
(2(2)	Represents options that have not met performance vesting thresholds as of September 30, 2014 (unearned options).
(3(3)	The unearned portion of this option grant will be earned and vested upon the stock price of the Company's common stock reaching 160% of the exercise price for ten consecutive trading days.

(4(4)
One-half of the unearned portion of this option grant will be earned and vested upon the stock price of the Company's common stock reaching 133% of the exercise price for ten consecutive trading days; with the remainder to be earned and vested upon the stock price of the Company's common stock reaching 160% of the exercise price for ten consecutive trading days.

(5(5)	Represents restricted shares that were fully vested on November 9, 2014.
(6(6)	Represents restricted shares that will be earned and fully vested on November 14, 2015.
(7(7)	Represents restricted shares that will be earned and fully vested on November 13, 2016.
(8(8)	Represents restricted shares that will be earned and fully vested on July 29, 2017.
(9(9)
Represents the value of all unvested restricted shares as of September 30, 2013.  The value is computed by multiplying all unvested restricted shares by the $43.89, the closing price of the Company's common stock on September 30, 2014.

(1(10)
Represents restricted shares that will be earned and vested upon the price of the Company's common stock reaching 140% of the grant date fair value of the Company's common stock ($37.31) for ten consecutive trading days.  These shares were forfeited on November 11, 2014.

(1(11)
Represents restricted shares that will be earned and vested as follows: one-third upon the adjusted earnings per share of the Company reaching $2.57, one-third upon the adjusted earnings per share of the Company reaching $2.83, and one-third upon the adjusted earnings per share of the Company reaching $3.11.  One-third of these shares vested on November 14, 2014.

(1(12)
Represents restricted shares that will be earned and vested as follows: one-sixth upon the stock price of the Company's common stock reaching 105% of the grant date fair value of the Company's common stock ($40.74) for ten consecutive trading days, one-sixth upon the stock price of the Company's common stock reaching 115% of the grant date fair value of the Company's common stock for ten consecutive trading days, one-sixth upon the price of the Company's common stock reaching 125% of the grant date fair value of the Company's common stock for ten consecutive trading days, one-sixth upon the adjusted earnings per share of the Company reaching $2.69, one-sixth upon the adjusted earnings per share of the Company reaching $2.91, and one-sixth upon the adjusted earnings per share of the Company reaching $3.14.  One-third of these shares vested on November 13, 2014 and one-sixth of these shares vested on November 26, 2014.

(1(13)
Represents restricted shares that will be earned and vested as follows:  One-third upon the Company's annual adjusted EBITDA reaching $145 million, one-third upon the Company's annual adjusted EBITDA reaching $160 million and one-third upon the Company's annual adjusted EBITDA reaching $170 million.

The following table provides information on the exercise of stock options and vesting of restricted shares for each of the named executive officers during fiscal 2014.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
J.C. Bartolacci	43,334	$302,408	97,417	$4,075,003
S.F. Nicola	46,333	336,157	31,880	1,333,417
B.J. Dunn	23,666	243,306	16,750	704,331
S.D. Gackenbach	-	-	6,883	286,237

Retirement Benefits

The Company's domestic retirement plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the retirement plan. The benefit formula is 3/4 of 1% of the first $550 of final average monthly earnings plus 1‑1/4% of the excess times years of credited service (maximum 35 years).  The plan is a defined benefit plan and covered compensation is limited generally to base salary or wages. Benefits are not subject to any deduction or offset for Social Security.

In addition to benefits provided by the Company's retirement plan, the Company has a Supplemental Retirement Plan, which provides for supplemental pension benefits to certain executive officers of the Company designated by the Board of Directors.  Upon normal retirement under this plan, such individuals who meet stipulated age and service requirements are entitled to receive monthly supplemental retirement payments which, when added to their pension under the Company's retirement plan and their maximum anticipated Social Security primary insurance amount, equal, in total, 1.85% of final average monthly earnings (including incentive compensation) times the individual's years of continuous service (subject to a maximum of 35 years).  Upon early retirement under this plan, reduced benefits will be provided, depending upon age and years of service. Benefits under this plan vest based upon the attainment of certain levels of qualified and total continuous service.  The Company has established a non-revocable trust to fund the Supplemental Retirement Plan, and a provision has been made on the Company's books for the actuarially computed obligation.

In 2009, the Committee closed the supplemental plan to new participants and created a separate plan for any new designated executive going forward, limiting its benefit to restoring amounts lost to tax-related limitations under the Company's regular retirement and 401(k) plans.

The table below sets forth the number of years of credited service and the present value at September 30, 2014 of the accumulated benefits under the each of the retirement plans for each of the named executive officers.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
J.C. Bartolacci	Matthews International Corporation Employees Retirement Plan	16	$396,206	-
Matthews International Corporation Supplemental Retirement Plan		17	2,395,358	-
S.F. Nicola	Matthews International Corporation Employees Retirement Plan	20	500,277	-
Matthews International Corporation Supplemental Retirement Plan		21	1,143,584	-
B.J. Dunn	Matthews International Corporation Employees Retirement Plan	14	423,093	-
Matthews International Corporation Supplemental Retirement Plan		15	398,794	-
S.D. Gackenbach	Matthews International Corporation Employees Retirement Plan	2	56,426	-

(1)	As of September 30, 2014. Years of credited service for the Matthews International Corporation Employees Retirement Plan begin on the first of the month following the completion of one year of service. Years of credited service for the Matthews International Corporation Supplemental Retirement Plan begin on the initial date of service.
(2)	The assumptions on which this valuation is based are set forth in Note 11 to the audited financial statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 26, 2014.

The Company provides a 401(k) Plan covering substantially all domestic employees of the Company.  Participants may make pre-tax contributions to their account of 1% up to 60% of their annual compensation.  For employees covered under the Matthews International Corporation Employees Retirement Plan, which includes the named executive officers, the Company makes matching contributions to each participant at a rate of 50% of participants' deferrals up to 1% their annual compensation.  Participants are fully vested immediately in the value of their contributions and fully vested in the value of Company matching contributions after three years of service, provided they are a participant of the plan.

Potential Payments upon Termination or Change in Control

The following discussion describes and quantifies the payments that would be made to each of the named executive officers under a variety of circumstances, assuming that each had taken place on September 30, 2014: (1) the executive resigns voluntarily without the consent of the Company; (2) the executive resigns voluntarily with the consent of the Company; (3) the executive is involuntarily terminated without cause; (4) the executive is involuntarily terminated with cause; (5) the executive dies or becomes permanently disabled while employed; (6) the executive retires; or (7) a change in control of the Company takes place.

Stock Options.  Under the terms of the existing stock option grants, in the event of voluntary termination of employment without the Company's consent or any involuntary terminations, any unexercised stock options are cancelled at the time of termination.  In the event of retirement or voluntary termination with the Company's consent, options granted in fiscal 2006 and 2007 continue to performance vest only for a period of two years following termination.  In the event of death or termination due to permanent disability, all outstanding options are exercisable in full.  In the event of a change in control of the Company, as defined in the Company's 2007 and Equity Incentive Plan, all outstanding stock options become immediately exercisable.

Restricted Stock.  Under the terms of the existing restricted stock grants, in the event of voluntary termination of employment without the Company's consent or any involuntary terminations, any unvested restricted shares are cancelled at the time of termination.  In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company's consent, unvested performance-based restricted shares continue to performance vest for a period of two years following termination.  In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company's consent, unvested time-based restricted shares become immediately vested.  In the event of a change in control of the Company, as defined in the Company's 2007 and 2012 Equity Incentive Plans, all unvested restricted shares become immediately exercisable.

Supplemental Retirement Plan.  Upon a change in control of the Company, as defined in the Supplemental Retirement Plan, participants accrue five additional years of credited service under the Supplemental Retirement Plan.

The following table provides information on the potential incremental value of executive benefits upon termination of employment prior to and after a change of control, assuming termination would have occurred as of September 30, 2014.

Named Executive	Executive Benefit and Payment upon Separation	Voluntary Termination Without Consent	Voluntary Termination With Consent (1) (3) (4)	Involuntary Termination Without Cause	Involuntary Termination With Cause	Death or Disability (2) (3) (4)	Retirement (1) (3) (4)	Change in Control (2) (5) (6)
J.C. Bartolacci	Stock Options	$0	$0	$0	$0	$535,098	$0	$535,098
Performance-based Restricted Shares		0	230,423	0	0	230,423	230,423	2,622,428
Time-based Restricted Shares		0	3,884,265	0	0	3,884,265	3,884,265	3,884,265
Supplemental Retirement Plan		0	0	0	0	0	0	5,928,085
Total		0	4,114,688	0	0	4,649,786	4,114,688	12,969,876

S.F. Nicola	Stock Options	0	0	0	0	329,025	0	329,025
Performance-based Restricted Shares		0	73,516	0	0	73,516	73,516	833,471
Time-based Restricted Shares		0	1,296,950	0	0	1,296,950	1,296,950	1,296,950
Supplemental Retirement Plan		0	0	0	0	0	0	3,168,783
Total		0	1,370,466	0	0	1,699,491	1,370,466	5,628,229

B.J. Dunn	Stock Options	0	0	0	0	102,266	0	102,266
Performance-based Restricted Shares		0	41,696	0	0	41,696	41,696	1,069,160
Time-based Restricted Shares		0	1,343,473	0	0	1,343,473	1,343,473	1.343,473
Supplemental Retirement Plan		0	0	0	0	0	0	1,510,693
Total		0	1,385,169	0	0	1,487,435	1,385,169	4,025,592

D.A. Schawk	Performance-based Restricted Shares	0	0	0	0	0	0	616,874
Time-based Restricted Shares		0	616,874	0	0	616,874	616,874	616,874
Total		0	616,874	0	0	616,874	616,874	1,233,748

S.D .Gackenbach	Performance-based Restricted Shares	0	41,696	0	0	41,696	41,696	427,928
Time-based Restricted Shares		0	737,352	0	0	737,352	737,352	737,352
Total		0	779,048	0	0	779,048	779,048	1,165,280

(1)
The stock option value represents the value of unvested stock options as of September 30, 2014 that had met performance vesting criteria as of that date and would meet time vesting criteria or before September 30, 2016 (two-year anniversary of assumed termination date of September 30, 2014) (the "assumed vested options").  For this purpose, if the performance vesting threshold was less than $43.89, the closing price of the Company's common stock on the last trading day of fiscal 2014, the option was considered to be performance vested. Since the performance vesting thresholds for all unvested stock options exceeded $43.89, the incremental value of the options is $0 as of September 30, 2014.

(2)
The stock option value represents the value of all unvested stock options as of September 30, 2014.  The value is computed by multiplying all unvested options with an exercise price less than $43.89, the closing price of the Company's common stock on the last trading day of fiscal 2014, by the difference between the option exercise price and $43.89.

(3)
The performance-based restricted share value represents the value of unvested restricted shares as of September 30, 2014 that had not met performance vesting criteria as of that date, but for which the performance vesting threshold was less than $43.89, the closing price of the Company's common stock on the last trading day of fiscal 2014 (the "assumed performance vested shares").  The value of the restricted shares is computed by multiplying the number of assumed performance vested shares by $43.89.

(4)
The time-based restricted share value represents the value of unvested restricted shares as of September 30, 2014 that would vest upon termination as of September 30, 2014 (the "assumed time vested shares").  The value of the restricted shares is computed by multiplying the number of assumed time vested shares by $43.89, the closing price of the Company's common stock on the last trading day of fiscal 2014.

(5)
The performance-based and time-based restricted share value represents the value of all unvested restricted shares as of September 30, 2014. The value is computed by multiplying all unvested restricted shares by $43.89, the closing price of the Company's common stock on the last trading day of fiscal 2014.

(6)
The incremental value of the Supplemental Retirement Plan represents the increase in the accumulated benefit obligation resulting from an additional five years of vested service for eligible participants.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of Matthews International Corporation is composed of three directors who the Board has determined to be independent under the Securities and Exchange Commission ("SEC") regulations related to audit committee independence, the NASDAQ listing requirements and the Company's Corporate Governance Guidelines.  The Committee operates under a written charter adopted by the Company's Board of Directors.

Management of the Company has the primary responsibility for preparing the financial statements, establishing the system of internal controls, and assessing the effectiveness of the Company's internal control over financial reporting.  The Audit Committee is responsible for reviewing the Company's financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management, internal audit and the independent registered public accounting firm.  Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has discussed the consolidated financial statements with management, internal audit and the independent registered public accounting firm.  The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards ("SAS")  No. 114, "The Auditor's Communication With Those Charged With Governance", and such other matters as are required to be discussed under the standards of the Public Company Accounting and Oversight Board ("PCAOB") including Auditing Standard No. 16 relating to the conduct of the audit of the Company's financial statements.

The Company's independent registered public accounting firm also provided to the Committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526, "Communication with Audit Committees Concerning Independence", and the Committee discussed with the independent registered public accounting firm that firm's independence.

The Committee discussed with the Company's independent registered public accounting firm and internal auditors the overall scope and plan for their respective audits.  The Committee meets with the independent registered public accounting firm and internal auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the Committee's discussions referred to above and the Committee's review of the report of the independent registered public accounting firm on the consolidated financial statements of the Company for the year ended September 30, 2014, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2014 for filing with the SEC.
Audit Committee:

A. Garcia-Tunon, Chairman
M.K. O'Brien
J.P. O'Leary, Jr.

December 16, 2014

Relationship with Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP ("PwC") has been the independent registered public accounting firm performing the audits of the consolidated financial statements of the Company since 1983.   PwC periodically changes the personnel assigned to the annual audit engagements.  In addition to performing the audit of the Company's consolidated financial statements, PwC provided fees for services related to the Company's compliance with Section 404 of the Sarbanes-Oxley Act and various other services during fiscal 2014 and 2013.  The aggregate fees (including out-of-pocket expenses) billed for fiscal 2014 and 2013 for each of the following categories of services are set forth below.

	2014	2013

Audit fees (includes audits and reviews of the Company's fiscal 2014 and 2013 financial statements)	$1,824,641	$730,664

Audit-related fees (primarily due diligence and regulatory compliance work)	380,771	18,100
Tax fees (primarily tax planning and advisory work)	2,383,964	325,891

All other fees	-	-

Fiscal 2014 audit fees include approximately $870,000 in connection with audit work related to Schawk, Inc. ("Schawk"), which was acquired in July 2014.  Fiscal 2014 audit-related fees include $345,000 of due diligence fees related to the Schawk acquisition.  Fiscal 2014 tax fees include tax due diligence, planning and integration fees related to the Schawk acquisition.  All services provided by PwC for significant audit, audit-related, tax and other services are approved in advance by the Audit Committee. Fees for the annual audit, including quarterly reviews, are approved by the Audit Committee upon appointment of the Company's independent registered public accounting firm. Other services are approved in advance on a specific project basis during the year. Examples of such projects include acquisition due diligence and tax assistance engagements.  Where approval in advance by the Audit Committee is not practical due to time constraints, management provides a written description of the engagement to the Chairman of the Audit Committee and obtains the Chairman's approval prior to proceeding with the engagement.  Ratification of such services by the full Audit Committee is obtained at the next scheduled Audit Committee meeting. The Company's independent registered public accounting firm provides a summary of audit and other services and related fees to the Audit Committee at each of its regularly scheduled Committee meetings. The summary includes total estimated fees for each individual project.  The Audit Committee also considered whether the provision of non-audit services by PwC is compatible with maintaining the independence of PwC.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are subject to review and approval by the Nominating and Corporate Governance Committee of the Board of Directors.  Written policies and procedures relative to the identification of related party transactions are contained in the Company's Code of Conduct and the Committee reviews and evaluates each such transaction based on the specific facts and circumstances involved.

During fiscal 2014, Schawk, through a subsidiary, leased an approximately 55,000 square foot facility located in Des Plaines, Illinois from Graphics IV, Ltd., a limited partnership ("Graphics IV").

David A. Schawk, a director and executive officer of the Company, is a partner with a 20% interest in Graphics IV.  As a result of the Company's acquisition of Schawk in July 2014, the lessee under the Graphics IV lease is now a Company subsidiary.  The Graphics IV lease was in place at the time of the Schawk acquisition, has an initial term ending March 31, 2019, after which time it automatically renews for successive periods of one year (unless terminated by notice), and has an annual base rent amount of $520,134.50, subject to annual adjustments to reflect increases in the Consumer Price Index (as defined in the Graphics IV lease).  The base rent was established based upon a market-rent appraisal performed by a third-party appraisal firm.  The total amount paid in fiscal 2014 under the Graphics IV lease was approximately $584,639, of which $100,583 was paid by the Company post-acquisition.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 and amendments thereto, if any, furnished to the Company during its most recent year and representations from reporting persons that no Forms 5 were required; Paul F. Rahill, Cremation Division President, filed a Form 4 on September 17, 2014 reporting a sale of shares of the Company's Common Stock on September 3, 2014.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Shareholders may make proposals for inclusion in the proxy statement and proxy form for the 2016 Annual Meeting of Shareholders.  To be considered for inclusion, any such proposal should be written and mailed to the Secretary of the Company at the corporate office for receipt by September 21, 2015.

Section 2.09 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 2.09, so that it is received by the Company not later than the notice deadline determined under such Section 2.09.  This notice deadline will generally be 75 days prior to the anniversary of the Company's Annual Meeting for the previous year, or December 6, 2015 for the Company's Annual Meeting in 2016.  Any shareholder proposal received by the Secretary of the Company after December 6, 2015 will be considered untimely under Rule 14a-8(c) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

OTHER MATTERS

The cost of soliciting proxies in the accompanying form will be paid by the Company.   Shareholder votes at the Annual Meeting will be tabulated by the Company's transfer agent, Computershare Trust Company, N.A.  A copy of the Company's Annual Report for 2014 has previously been mailed to each shareholder of record, or will be mailed with this Proxy Statement.

                                                                                                                              By Order of The Board of Directors

                                                                                                                              Steven F. Nicola
                                                                                                                Corporate Secretary

Exhibit A

EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of the 29th day of July, 2014, by and between MATTHEWS INTERNATIONAL CORPORATION, a Pennsylvania corporation (the "Company"), and DAVID SCHAWK ("Employee").
W I T N E S S E T H:
WHEREAS, the Company, through itself and certain of its subsidiaries and affiliates, is engaged in the business of providing brand solutions (collectively, the "Business");
WHEREAS, on March 16, 2014, the Company entered into an Agreement and Plan of Merger among Matthews International Corporation, Moonlight Merger Sub Corp., Moonlight Merger Sub LLC and Schawk, Inc. (the "Transaction");
WHEREAS, Employee possesses valuable knowledge, skills and relationships that will contribute to the successful operation of the combination of the Company's Business with Schawk Inc.'s brand solutions business (collectively, the "Brand Solutions Business") following the closing of the Transaction;
WHEREAS, the Company views Employee as a key and integral person who is vital to the success of the Company and the Brand Solutions Business in the future;
WHEREAS, the Company and Employee have agreed to execute and deliver this Agreement in further consideration of, among other things, (a) the access Employee has had and will continue to have to confidential or proprietary information of the Brand Solutions Business, (b) the access Employee will have to confidential or proprietary information to be acquired hereafter by the Brand Solutions Business, (c) the willingness of the Company to make valuable benefits available hereafter to Employee, (d) the Company's willingness to make a severance payment to Employee if the Company terminates Employee's employment without Cause, and (e) Employee's receipt of compensation from time to time by the Company; and
WHEREAS, the Company desires to procure the services of Employee, and Employee is willing to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth.
NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:
ARTICLE I
EMPLOYMENT
1.01.  Position. The Company shall employ Employee as President of the Brand Solutions Business.  In such capacity, Employee shall faithfully and to the best of his ability perform the duties of such position on behalf of the Brand Solutions Business and such other duties as may be assigned to him from time to time by the Company.  Employee agrees to devote his entire business time, effort, skill and attention to the proper discharge of such duties while employed by the Company; provided, however, that Employee may take reasonable amounts of time to (a) serve on charitable boards or committees, and (b) engage in additional activities in connection with personal investments and community activities, so long as such services and activities do not, in the reasonable opinion of the Company, interfere with the performance of Employee's responsibilities hereunder or the conduct of the ordinary course of the Company's business.

1.02.  Term.
(a)            Subject to the terms and provisions of Article II hereof, Employee's employment hereunder shall commence as of (and be conditioned upon) the closing of the Transaction on July 29, 2014, and shall continue until the third anniversary of the closing (the "Initial Employment Period" and the term of employment under this Agreement is referred to herein as the "Employment Period"), unless extended in accordance with the following sentence.  After the Initial Employment Period, this Agreement shall be automatically renewed for successive one (1) year periods, up to a maximum of five (5) one-year periods (each a "Renewed Employment Period"), unless, at least ninety (90) days prior to the end of the Initial Term or a Renewed Employment Period, either party delivers written notice to the other that the Agreement is not to be renewed, in which case, the Agreement and Employee's employment hereunder shall be terminated as of the end of the applicable Initial Employment Period or Renewed Employment Period.  The Initial Employment Period and any Renewed Employment Period shall be collectively referred to as the "Employment Period."
(b)            After the end of the Employment Period, Employee and the Company may mutually agree to continue Employee's employment with the Company on an "at will" basis, but in such event this Agreement shall terminate, shall no longer govern the terms of Employee's employment with the Company and shall be of no further force or effect, except with respect to the provisions of Articles III and IV herein.
1.03.  Compensation
(a)            During the Employment Period, the Company shall pay Employee a salary at the annual rate of $595,000 ("Base Salary"), less all required taxes and other withholdings.  Employee's Base Salary shall be payable in accordance with the Company's customary payroll practices, but no less frequently than applies to other senior executives. Employee's Base Salary shall be reviewed on an annual basis, commencing with January 2015, and may be increased (but not decreased) on a merit basis, considering salary to market midpoint, as determined in the Company' sole discretion.
(b)            During the Employment Period, Employee shall be eligible to earn an incentive bonus based on Employee's and the Company's performance during the Company's fiscal years starting with fiscal year 2015 ("Short Term Incentive").  Employee's target percent shall be 75% of Base Salary (initially, $446,250), with the potential to receive up to 200% of target.  Employee's and the Company's performance goals for the Company's fiscal years shall be determined by the Company and communicated to Employee.  To earn a Short Term Incentive, Employee must satisfy the required performance goals and must be employed by the Company on the Short Term Incentive payment date, except as provided below.  Notwithstanding the foregoing, Employee's Short Term Incentive payment for fiscal year 2015 shall be no less than $297,500, provided Employee is employed on the applicable payment dates, except as provided below.  The Short Term Incentive Employee earns shall be paid to Employee when such Incentives are paid to other similarly situated employees in accordance with the Company's annual incentive plan.
As soon as practicable following the parties' execution of this Agreement, the Company shall grant Employee 28,110 restricted shares based on a grant-date value of $43.58 per share, subject to the terms of the Company's 2012 Equity Incentive Plan.  Employee's rights and obligations regarding the shares shall be conditioned upon Employee and Company entering into a separate award agreement in the form attached hereto as Exhibit A.  Except as provided below, the shares will vest 50% after three years of continued employment with the Company ("Time Award") and 50% based on Company performance goals as set forth in Exhibit A ("Performance Award").  The award agreement shall provide that, in the event that Employee's employment is terminated by the Company without Cause or on account of a Voluntary Termination With Consent  ("Cause" is defined below and "Voluntary Termination With Consent" shall have the meaning ascribed thereto in the award agreement) at any time prior to the date on which the award is scheduled to vest (irrespective of any expiration of the Employment Period at or before such termination), the Time Award shall become immediately 100% vested and the Performance Award shall continue, subject to actual performance achievement in accordance with the terms thereof for a period not to exceed twelve (12) months.  In addition, Employee shall be eligible for a second grant of restricted shares beginning in November 2017, provided Employee is still employed as of that date.
            1.04.  Employee Benefits.
(a)            At all times during the Employment Period, Employee shall:  (i) be eligible to participate in the medical and/or health benefit plans and retirement plans as shall be offered to and/or are available generally to the former employees Schawk Inc. who are hired by the Company as of the closing of the Transaction; (ii) be eligible to participate in the Company's 401(k) plan; (iii) be eligible for group life insurance benefits equaling two (2) times (x) the Base Salary; and (iv) be covered by such vacation, illness and similar plans and policies contained in the employee handbook of the Company. Notwithstanding the foregoing, Employee shall be provided with benefits comparable to other similarly situated employees of the Company, but in all events such benefits shall be no less favorable to Employee than is provided under the Transaction agreement for the applicable periods thereunder.
(b)            The Company shall further insure that Employee shall either (i) not be subject to a waiting period for coverage of any health insurance benefits; or (ii) shall reimburse Employee for any costs of comparable health insurance incurred during any necessary waiting period.  Furthermore, Employee shall receive credit for service accrued prior to the Employment Period with Schawk, Inc., as applicable, for purposes of eligibility to participate, vesting and benefit accrual under any of the Company's vacation and sick day programs.
            1.05.  Business Expenses.  The compensation identified in Section 1.03 above does not include, and the Company shall be responsible for reimbursing Employee for, necessary and customary business related expenses for the performance of Employee's duties, including, but not limited to, the following:
                  (a)    All reasonable and necessary travel expenses;
(b)            Monthly cellular telephone expenses; and
(c)            All reasonable and necessary work-related entertainment expenses.
Other than the expenses specifically enumerated in this Section 1.05, Employee shall not be entitled to the reimbursement of any other expenses unless specifically agreed to by an authorized representative of the Company in writing or as otherwise provided by applicable Company expense-reimbursement policy for similarly situated executives.
1.06.            Indemnification.  The Company shall (a) indemnify and hold Employee harmless, to the full extent permitted under applicable law, for, from and against any and all losses, claims, costs, expenses, damages, liabilities or actions (including security holder actions, in respect thereof) relating to or arising out of the Employee's employment with and service as an officer and employee of the Company during the Employment Period and at all times thereafter; and (b) pay all reasonable costs, expenses and attorney's fees incurred by Employee in connection with or relating to the defense of any such loss, claim, cost, expense, damage, liability or action, subject to Employee's undertaking to repay in the event it is ultimately determined that Employee is not entitled to be indemnified by the Company; provided, however, the indemnification obligations of the Company as outlined herein shall not apply if the losses, claims, costs, expenses, damages, liabilities or actions, including attorney's fees, arise from Employee's breach of fiduciary duties or fraudulent misconduct.  Employee shall at all relevant times be covered as an insured under any director and officer liability insurance that covers senior officers.  Following termination of Employee's employment, the Company shall cause any director and officer liability insurance policies applicable to Employee prior to such termination to remain in effect on the same basis as for other former officers.
ARTICLE II
TERMINATION
2.01.  Illness, Incapacity. If, during the Employment Period, Employee shall be prevented from effectively performing Employee's duties hereunder by reason of illness or disability, with or without a reasonable accommodation, for a consecutive period of 180 days during any twelve month period, then the Company may, by written notice to Employee, terminate this Agreement and Employee's employment hereunder. Upon delivery to Employee of such notice, Employee's employment and all obligations of the Company under Article I hereof shall forthwith terminate other than under clause (c) below in this Section 2.01.  The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.01.  If Employee's employment terminates due to such illness or disability, Employee shall be entitled to:  (a) any Base Salary not yet paid to, and accrued vacation not yet used by, Employee for the full month in which Employee's employment is terminated; (b) reimbursement of any unpaid business expenses Employee incurred in accordance with this Agreement prior to the effective date of the termination of Employee's employment; and (c) any other benefits accrued and vested through the date of such termination in accordance with the applicable plans and programs of the Company (and subject to Section 1.04(b) hereof).
2.02.  Death. If Employee dies during the Employment Period, this Agreement and Employee's employment hereunder shall terminate and all obligations of the Company, except as noted in the following sentence, hereunder shall terminate.  If Employee's employment terminates due to death, Employee's heirs or estate shall be entitled to:  (a) any Base Salary not yet paid to Employee for the full month of Employee's death and accrued vacation not yet used by Employee; (b) reimbursement of any unpaid business expenses Employee incurred in accordance with this Agreement on or prior to the effective date of the termination of Employee's employment; and (c) any other benefits accrued and vested through the date of death in accordance with the applicable plans and programs of the Company (and subject to Section 1.04(b) hereof).
            2.03.  Company Termination For Cause.
(a)            The Company may, upon written notification, terminate this Agreement and Employee's employment hereunder at any time for "Cause". "Cause" shall be limited to:  (i) the commission by Employee of a felony, or the commission by Employee of any crime involving moral turpitude, theft, fraud, or deceit; (ii) conduct of Employee in direct violation of the Company's Code of Conduct and Business Ethics (a copy of which has been provided to Employee by the Company) (the "Code") which is reasonably likely to bring the Company or any of its related entities into public disgrace or disrepute; provided that the conduct required by the Code does not require Employee to (A) take any action which is illegal, immoral or unethical or (B) fail to take any action required by applicable law, regulations or licensing standards; (iii) substantial or continued unwillingness or willful failure by Employee to perform work-related duties as reasonably directed by the Company; (iv) gross negligence or deliberate misconduct of Employee in the performance of (or failure to perform) Employee's duties; or (v) any material breach of this Agreement by Employee; provided, however, that termination of Employee for any act or omission described in subparagraphs (ii) through (v) of Section 2.03 shall not constitute a valid termination for Cause unless Employee shall have received written notice from the Company stating the nature of the conduct forming the basis for termination and, where such conduct is curable, fourteen (14) days to correct the act or omission described, or initiate the necessary corrective measures if fourteen (14) days is insufficient to complete the same.  For all purposes under this Agreement, no act or omission to act shall be "willful" if conducted in good faith or with a reasonable belief that such conduct was in the best interests of the Company.  Unless Employee cures such act or omission or initiates the necessary corrective measures to the reasonable satisfaction of the Company, such termination for Cause shall be effective immediately upon the expiration of said fourteen (14) day period; however, where the conduct is not curable, the termination shall be effective immediately.
(b)            Upon delivery to Employee of the written notification that Employee's employment is being terminated for Cause or, if applicable, upon delivery to Employee of notice of Employee's failure to cure such act or omission as provided above, this Agreement and Employee's employment hereunder shall forthwith terminate.  If the Company terminates Employee for Cause, Employee shall be entitled to:  (i) any Base Salary earned prior to the effective date of the termination of Employee's employment but not yet paid and accrued vacation not yet used by Employee; (ii) reimbursement of any unpaid business expenses Employee incurred in accordance with this Agreement prior to the effective date of the termination of Employee's employment; and (iii) any other benefits accrued and vested through the date of such termination in accordance with the applicable plans and programs of the Company (and subject to Section 1.04(b) hereof).
(c)            Employee's obligations under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03.
2.04.  Employee Termination.
(a)            Employee may terminate this Agreement and Employee's employment hereunder at any time without Good Reason by giving the Company at least forty-five (45) days prior written notice.  In the event of Employee's voluntary termination of this Agreement and Employee's employment without Good Reason hereunder, Employee shall be entitled to:  (i) any Base Salary for the period up to the effective date of the termination of Employee's employment not yet paid and accrued vacation not yet used by Employee; (ii) reimbursement of any unpaid business expenses Employee incurred in accordance with this Agreement prior to the effective date of the termination of Employee's employment; and (iii) any other benefits accrued and vested through the date of such termination in accordance with the applicable plans and programs of the Company (and subject to Section 1.04(b) hereof).
(b)            Notwithstanding the foregoing, upon receipt of notice that Employee intends to terminate this Agreement and Employee's employment hereunder, the Company may elect to terminate this Agreement and Employee's employment hereunder immediately or at any time during the notice period, in which case, Employee shall receive the amounts and benefits described above through Employee's actual termination date.
(c)            Employee may terminate this Agreement and Employee's employment hereunder at any time for Good Reason.  In such event, Employee shall be entitled to all of the payments and benefits, and be subject to the conditions, set forth at Section 2.05 as if his employment had been terminated by the Company without Cause.  For purposes of this Agreement, "Good Reason" shall mean, without Employee's express prior written consent, the occurrence of any of the following events: (i) a material diminution of Employee's duties or responsibilities, (ii) a material reduction in Employee's Base Salary or target Short Term Incentive percentage, (iii) Employee being required to relocate to a principal place of employment more than 50 miles from Employee's principal place of employment with the Company on the date of this Agreement or (iv) the failure of the Company to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement within fifteen (15) days after a merger, consolidation, sale or similar transaction; provided, Employee shall be required to provide the Company with 30 days prior written notice of his intention to terminate employment for Good Reason, which must be within at least 20 days of the Good Reason event's occurrence, and the Company shall be permitted to cure any events giving rise to such

Good Reason during such 30 day period, and if the Company shall fail to cure such event, Employee shall terminate his employment within 60 days after giving notice to the Company thereof.
(d)            Employee's obligations under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.04.
2.05.  Company Termination Without Cause.
(a)            The Company may terminate this Agreement and Employee's employment hereunder at any time without Cause.  If the Company terminates this Agreement and Employee's employment hereunder without Cause, then Employee shall be eligible to receive the greater of either ("Severance"): (x) a cash amount equal to twelve (12) months of Base Salary or (y) a cash amount equal to the Base Salary that Employee would have earned during balance of the Initial Employment Period had his employment not so terminated.  In addition, Employee shall (i) be paid any Base Salary for the period up to the effective date of the termination of Employee's employment not yet paid and his accrued vacation not yet used through the termination date, (ii) be reimbursed for any unpaid business expenses Employee incurred in accordance with this Agreement prior to the effective date of the termination of Employee's employment, and (iii) receive any other benefits that are accrued and vested through the date of such termination in accordance with the applicable plans and programs of the Company (and subject to Section 1.04(b) hereof); provided, however, that the Severance shall be in lieu of any other severance or termination benefits that Employee may be eligible to receive under the Company's applicable plans and programs.  In addition, as part of the Severance, Employee shall be paid his annual incentive bonus (pursuant to Section 1.03), if any, earned and unpaid for the previous fiscal year ("Prior Year Bonus").  In addition, as part of the Severance, Employee shall receive a pro rata annual incentive bonus for the fiscal year in which such termination occurs equal to (1) the amount earned as of the last day of the fiscal year based solely on the actual achievement of financial performance goals (and all non-financial performance goals deemed fully satisfied) and without any exercise of negative discretion multiplied by (2) the fraction the numerator of which is the number of days of the fiscal year through the date of termination and the denominator of which is 365 ("Pro Rata Bonus").  The Prior Year Bonus and Pro Rata Bonus, if any, shall be paid to Employee when the respective annual incentive bonuses for such fiscal year are paid to other executives of the Company.
(b)            The Company will pay the Severance (other than the Prior Year Bonus and Pro Rata Bonus) to Employee in the form of salary continuation, in equal installments commencing on the first regular payroll date after the date that the release agreement becomes final, binding and irrevocable (as described below); provided, (i) if as of the date of termination the release of claims could become irrevocable in either of two taxable years of Employee, payments will not commence before the first day of the later such taxable year and (ii) anything herein to the contrary notwithstanding, payments shall be postponed to the minimum extent required pursuant to Section 6.08(e).  The first Severance payment shall include payment of all amounts of such Severance that otherwise would have been due prior to such date (without interest), applied as though such payments commenced on the next normal pay date immediately following Employee's termination.
(c)            To receive the Severance, Employee must execute a release agreement in the form attached hereto as Exhibit B.  The release agreement must be executed, delivered and not revoked within the time period designated by the Company in the release agreement, but in no event later than sixty (60) days after the date of Employee's termination.  If Employee fails to timely deliver the release agreement to the Company or timely revokes it, no Severance payments shall be due hereunder.
(d)            Notwithstanding the foregoing, if either party elects to terminate this Agreement by providing timely notice of intent not to renew the Initial Employment Term or a Renewed Employment Term, such termination shall not be considered a termination without Cause, the Company shall not be obligated to make any payments to Employee under this Section 2.05, except as provided in this Section 2.05(d) below, and Employee's obligations under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.05(d).  If the Company gives Employee timely notice of its intent not to renew the Employment Period, unless Employee otherwise agrees, his employment will terminate on the date that the applicable Employment Period expires and Employee shall only have the opportunity to receive a Prior Year Bonus and a Pro Rata Bonus as Severance, subject to 2.05(c).  In all events on which Employee's employment terminates upon or at any time after expiration of the Employment Period for any reason, Employee will be entitled to the amounts set forth at clauses (i), (ii) and (iii) of Section 2.05(a).
2.06.  Board and Officer Resignations.  Upon termination of Employee's employment hereunder for any reason, Employee shall be deemed to have resigned, effective as of the date of such termination and to the extent applicable, from all Board or Officer positions held with the Company and any affiliates of the Company.
2.07.  Assistance by Employee.  During any period in which any Severance is being paid to Employee under this Agreement after the date of termination, Employee shall provide to the Company reasonable levels of assistance in answering questions concerning the business of the Company, transition of responsibility, or litigation, provided that all out of pocket expenses Employee reasonably incurs in connection with such assistance shall be fully and promptly reimbursed by the Company, and any such assistance shall not interfere or conflict with the obligations which Employee may owe to any other employer.
ARTICLE III
EMPLOYEE'S ACKNOWLEDGMENTS
3.01.  Scope.  As used in Articles III, IV, V and VI, the term "Company" shall mean the Company's subsidiaries and affiliates that comprise the Brand Solutions Business, including but not limited to Schawk, Inc. and the affiliated Schawk and SGK businesses.
3.02.  Confidential Information.  As used herein, "Confidential Information" means the whole or any portion or phase of any data or information relating to the Brand Solutions Business' services, products, solutions, processes or techniques (whether or not copyrighted, patented or patentable) which (a) is or has been disclosed to Employee orally or in writing or about which Employee became or shall become aware as a consequence of, through or during Employee's employment hereunder or with Schawk, Inc., (b) has value to the Company, and (c) is not generally known by others; provided, however, that Confidential Information shall not include any "Excluded Information," as defined below.
3.03.  Trade Secrets.  As used herein, "Trade Secrets" means (a) any useful process, machine or other device or composition of matter which is new or which Employee has a reasonable basis to believe may be new, and which is being used or studied by the Company and is not described in a patent or described in any literature already published and distributed externally by the Company; (b) any software, data, design, plan, tool, process or method employed by the Company, whether patentable or not, which is not generally known to others; (c) business plans and marketing concepts of the Company; (d) marketing or sales information of the Company; (e) financial information or projections regarding the Company; (f) financial, pricing and/or credit information regarding clients, licensors or vendors of the Company; (g) a listing of names, postal addresses, email addresses or telephone numbers of customers or clients of the Company; (h) contracts and other legal documents belonging to the Company; (i) internal corporate policies and procedures of the Company; (j) any other information designated as a Trade Secret by the Company at the time of its disclosure to Employee; (k) any other matters that have been disclosed to the Company by a third party and with respect to which the Company owes a duty of confidentiality, and (l) any other information otherwise falling within the definition of a "Trade Secret" pursuant to the

Pennsylvania Trade Secrets Act, Title 12 Chapter 53 of the Pennsylvania Consolidated Statutes; provided, however, that "Trade Secrets" shall not include any "Excluded Information," as defined below.
3.04.            Excluded Information.  As used herein, "Excluded Information" means any data or information that Employee can establish is or was (a) already known to or otherwise in the possession of Employee at the time of receipt thereof by Employee from Schawk, Inc. or the Company; (b) publicly available or otherwise in the public domain; (c) rightfully obtained by Employee from any third party not under any obligation to Schawk, Inc. or the Company to maintain its secrecy and without breach of this Agreement by Employee; or (d) independently developed hereafter by Employee without use of Confidential Information or Trade Secrets.
3.05.            Acquisition and Use of Confidential Information.  Employee recognizes and acknowledges that: (a) Employee already has acquired and, in the course of Employee's employment by the Company, it will be necessary for Employee to acquire additional Confidential Information and Trade Secrets (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the Company's property; (c) the unauthorized use, appropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.
3.06.            Protection of the Company.  Employee further recognizes and acknowledges that it is essential for the proper protection of the Company that Employee be restrained, both during Employee's employment with the Company and for a reasonable period thereafter, from:  (a) soliciting or inducing any employee of the Company to leave the employ of the Company, (b) hiring or attempting to hire any employee of the Company, (c) soliciting the trade of or trading with the Company's customers, and (d) competing against the Company.
3.07.            Copyrightable Works.  Employee acknowledges and agrees that each of the copyrightable works Employee authors (including, without limitation, all audio and/or visual works, all literary works, all software and related documentation, and all other form of works, themes, ideas, compositions, creations or productions), alone or with others, during Employee's employment by the Company ("Copyrightable Works"), shall be deemed to have been works prepared by Employee within the scope of Employee's employment by the Company and, as such, shall be deemed to be "works made for hire" under the United States copyright laws from the inception of creation of such works.
3.08.            Inventions.  Employee acknowledges that Employee does not have any right, title or interest in, nor has Employee made or conceived, wholly or in part, prior to the execution of this Agreement, any Inventions (as defined below), except as disclosed on Exhibit C hereto.
ARTICLE IV
EMPLOYEE'S COVENANTS
4.01.  Non-Disclosure of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that Employee shall not, without the prior written consent of the Company or as otherwise may be required for Employee to perform his duties hereunder, use, appropriate, disclose or make available the Confidential Information to anyone for use outside the Company at any time, either during the Employment Period, during any subsequent period of at-will employment, or following the termination of Employee's employment for any reason (whether following the end of the Employment Period of any period of at-will employment), including, without limitation, termination by the Company for Cause or without Cause, except as required in the performance of Employee's duties for the Company. Without limitation, Employee shall not be permitted to remove Confidential Information from the Company's computer servers to use for any personal purpose.
4.02.  Disclosure of and Assignment of Copyrightable Works and Inventions
(a)            If any Copyrightable Works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Employee to the Company of all right, title and interest in and to such Copyrightable Works including, without limitation, all worldwide copyright interests therein, in perpetuity, and Employee agrees to execute and deliver to the Company such further instruments or documents as may be requested by the Company in order to effectuate the purposes of Agreement.  The fact that Employee created such Copyrightable Works outside of the Company's facilities or other than during Employee's working hours with the Company shall not diminish the Company's rights with respect to such Copyrightable Works that otherwise fall within this paragraph 4(a).
(b)            Employee shall promptly and fully disclose to the Company all ideas, inventions, discoveries and improvements Employee makes or conceives, solely or with others, during Employee's employment by the Company, where the subject matter of such ideas, inventions, discoveries and improvements results from or is suggested by any work that Employee may do for or on behalf of the Company or relates in any way to the Company's products, services or businesses ("Inventions").  The Company shall have all rights to such Inventions, whether they are patentable or not.  The fact that such Inventions are made or conceived by Employee outside of the Company's facilities or other than during Employee's working hours with the Company shall not diminish the Company's rights with respect to such Inventions that otherwise fall within this Section 4.02.  Employee shall assign and hereby assigns all right, title and interest in and to such Inventions to the Company, including the right to sue for and recover damages for past infringement.
(c)            At the request of the Company, either during or after the termination of Employee's employment by the Company, Employee shall execute or join in executing all papers or documents required for the filing of patent applications in the United States and such foreign countries as the Company may elect relating to Inventions covered by Section 4.02, and Employee shall assign all such patent applications to the Company or its nominee, and shall provide the Company or its agents or attorneys with all reasonable assistance in the preparation and prosecution of patent applications, drawings, specifications and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect and maintain the rights of the Company or its nominee in such Inventions, patent applications, and Letters Patent in accordance with the spirit of this Agreement.
(d)            In the event Employee is unable or unwilling to execute any documents as reasonably required to protect the Company's Inventions, and to file copyright, patent, patent application and/or associated documents, Employee hereby irrevocably appoints the General Counsel of the Company as Employee's attorney to execute such documents on Employee's behalf.  All such Inventions shall remain in the sole and exclusive property of the Company, whether patentable or not.
4.03.  Fiduciary Duties. Consistent with the provisions set forth in Section 1.01 herein, Employee agrees to be a loyal employee of the Company. Subject to Section 1.01, Employee agrees to devote Employee's reasonable best efforts to the full time performance of Employee's duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instruments established or issued by the Company; provided, however, that such rules, regulations and instruments do not require Employee to (a) take any action which is illegal, immoral or unethical or (b) fail to take any action required by applicable law, regulations or licensing standards. Consistent with the terms hereof, Employee further agrees (y) that during the term of this Agreement,

Employee shall not, directly or indirectly, engage in any business that would detract from Employee's ability to apply his reasonable best efforts to the performance of his duties hereunder, and (z) that Employee shall not usurp any corporate opportunities of the Company.
4.04.  Return of Materials. Upon the termination of Employee's employment with the Company for any reason (whether at the end of the Employment Period or the end of a period of at-will employment), including without limitation termination by the Company for Cause or without Cause, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, notebooks, reports, flowcharts, programs, proposals, sales data, marketing materials, customer lists, customer purchase histories, cellular telephones, laptop computers, Blackberry's and/or PDA systems, keys, and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.
4.05.  Restrictions on Competition and Solicitation.  Subject to the provisions of Section 4.7 below:
            (a)During the Employment Period, during any subsequent period of at-will employment, and for the twelve (12) months (or any longer period in which Employee is receiving Severance) following the termination of Employee's employment for any reason, Employee shall not, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, investor, financer or otherwise, alone or in association with any other person, corporation or other entity, engage in, consult with, provide services to, or have any interest in any Competing Business in the United States, nor shall Employee use any Confidential Information to the detriment of the Company. For purposes of this Agreement, the term "Competing Business" means any person, corporation or other entity that directly or indirectly engages in business activities within the United States that are substantially similar to those the Brand Solutions Business conducts within the United States (for the avoidance of doubt, Employee acknowledges that the term Company is defined herein as including only the segments of the Company as described in Article III herein).
(b)            During the Employment Period, during any subsequent period of at-will employment, and for eighteen (18) months (or any longer period in which Employee is receiving Severance) following the termination of Employee's employment for any reason, Employee shall not, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, investor, financer or otherwise, alone or in association with any other person, corporation or other entity, solicit the trade of, or trade with, any customer or prospective customer of the Brand Solutions Business, for any business purpose other than for the benefit of the Company.
(c)            During the Employment Period, during any subsequent period of at-will employment, and for two (2) years following the termination of Employee's employment with the Company, Employee shall not, directly or indirectly, solicit any employee of the Company to leave the Company for any reason whatsoever.
            4.06.  Tolling Period; Termination of Restrictive Covenants. The non-competition and non-solicitation obligations contained in this Article IV shall be extended by the length of time during which Employee shall have been in breach of any of the provisions of Article IV.
4.7.  Disclosure of Restrictive Covenants.  Employee agrees to disclose his post-employment obligations under this Agreement to any potential employer or Competing Business with which Employee is considering entering into an agreement, consulting arrangement, or investing to ensure that none of the terms of this Agreement are violated or interfered with.

4.8.            Exception to Restrictive Covenants.  Notwithstanding anything herein to the contrary, the provisions of this Article IV shall not prohibit Employee from engaging in any outside business interests, investment opportunities, charitable activities and similar activities that are engaged in by Employee as of the date hereof to the extent such interests, opportunities and activities do not directly compete with the products and services offered by the Brand Solutions Business.
ARTICLE V
EMPLOYEE'S REPRESENTATIONS AND WARRANTIES
5.01.  No Prior Agreements. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect Employee's ability to perform Employee's obligations hereunder, including, without limitation, any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof. Employee further represents and warrants that Employee's employment with the Company will not require Employee to disclose or use any confidential information belonging to prior employers or other persons or entities.
5.02.  Remedies. In the event of a breach by Employee of the terms of Article IV of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of Article IV of this Agreement by Employee and to enjoin Employee from any further violation of Article IV of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by him of the provisions of Article IV of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.
ARTICLE VI
MISCELLANEOUS
6.01.  Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions, or to alter the bounds thereof in order to render it valid and enforceable.
6.02.  Non-Disparagement.   During his term of employment and thereafter, Employee shall not make, publish or state, or cause to be made, published or stated, any defamatory or disparaging statement, writing, or communication pertaining to the character, reputation, business practices, competence or conduct of the  Company, or its subsidiaries, affiliates, shareholders, directors, officers, employees, agents, representatives and successors of the Company.  During his term of employment and thereafter, none of the Company (through any public statement), its officers or its directors shall make, publish or state, or cause to be made, published or stated, any defamatory or disparaging statement, writing, or communication pertaining to the character, reputation, business practices, competence or conduct of Employee.  Notwithstanding the foregoing, this provision does not prohibit the applicable parties under this Section 6.02 from (a) providing truthful testimony in response to compulsory legal process, or (b) participating or assisting in any investigation or inquiry by a governmental agency acting within the scope of its statutory or regulatory jurisdiction.

6.03.  Entire Agreement. This Agreement and the equity grant and other plans and agreements referenced herein represent the entire agreement of the parties with respect to the employment of Employee by the Company and may be amended only by a writing signed by each of them.
6.04.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.  Any action or proceeding arising out of or relating to this Agreement shall be commenced by Employee and the Company in the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania.  In an action commenced in either of the aforesaid courts, the Company and Employee waive any objections to venue and to the personal jurisdiction of the court.
            6.05.  Agreement Binding. Except as stated herein, the obligations of Employee under Article IV of this Agreement shall continue after the termination of Employee's employment with the Company for any reason, with or without Cause, and shall be binding on Employee's heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company.  The provisions of Article II providing for payment after a termination of employment or termination (or expiration) of this Agreement shall survive such termination (or expiration).  In the event of Employee's death, the Company shall pay all unpaid amounts then due to Employee (including under Article II) to Employee's estate (or beneficiary to the extent provided under any applicable Company benefit plan).
6.06.  Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.  Signatures delivered by facsimile or by e-mail in portable document format ("pdf") shall be binding for all purposes hereof.
            6.07. Amendments. No supplement, modification, amendment or waiver of the terms of this Agreement shall be binding on the parties hereto unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions of this Agreement (whether similar or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist upon strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

6.08.  Section 409A
(a)            General.  The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, "Section 409A") and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  For purposes of this agreement, each payment is intended to be excepted from Section 409A to the maximum extent provided as follows:  (i) each payment required to be made within the applicable 2½ month period specified in Treas. Reg. § 1.409A-1(b)(4) is intended to be excepted under the short-term deferral exception; (ii) post-termination medical benefits, if any, are intended to be excepted under the medical benefits exceptions as specified in Treas. Reg. § 1.409A-1(b)(9)(v)(B); and (iii) to the extent payments are made as a result of an involuntary separation, each payment that is not otherwise excepted under the short-term deferral exception or medical benefits exception is intended to be excepted under the involuntary pay exception as specified in Treas. Reg. § 1.409A-1(b)(9)(iii).  Except as otherwise permitted under Section 409A, no payment hereunder shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A.  Employee shall have no right to designate the date of any payment under this Agreement.
(b)            Separation from Service.  Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is designated under this Agreement as payable upon Employee's termination of employment shall be payable only upon Employee's "separation from service" with the Company and all of its controlled group members within the meaning of Section 409A (a "Separation from Service").  Whether Employee has a separation from service will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A.
(c)            Expense Reimbursements.  To the extent that any taxable reimbursements under this Agreement are subject to Section 409A, any such reimbursements payable to Employee shall be paid to Employee no later than December 31st  of the year following the year in which the expense was incurred; provided, that Employee submits Employee's reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Employee's right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
(d)            Installments.  Employee's right to receive any installment payments under this Agreement, including without limitation any continuation salary payments that are payable on Company payroll dates, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A.
(e)            Specified Employee.  Notwithstanding anything in this Agreement to the contrary, if Employee is, at the time of Employee's Separation from Service, a "specified employee" for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Employee is entitled under this Agreement, constituting "deferred compensation" under Section 409A (after consideration of all exceptions thereto), is required in order to avoid a prohibited distribution under Section 409A, such portion of Employee's benefits shall not be provided to Employee prior to the earlier of (i) the expiration of the six-month period measured from the date of Employee's Separation from Service with the Company or (ii) the date of Employee's death.  Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Employee (or Employee's estate or beneficiaries), and any remaining payments due to Employee under this Agreement shall be paid as otherwise provided herein.

(f)            Acknowledgment.  Notwithstanding anything herein to the contrary, Employee acknowledges and agrees that in no event shall the Company (or its employees, officers, directors, members or affiliates) have any liability to Employee (or any other person) due to the failure of this Agreement (or any payment hereunder) to satisfy the requirements of Section 409A.
            IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

By:  _______________________________
David Schawk
Date:  ______________________________

MATTHEWS INTERNATIONAL CORPORATION

By ________________________________

Name: _____________________________

Title: ______________________________

Date:  ______________________________

Exhibit B

This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of the Shareholders of Matthews International Corporation on February 19, 2015

PROXY - MATTHEWS INTERNATIONAL CORPORATION

Notice of
2015 ANNUAL MEETING OF SHAREHOLDERS
To be held February 19, 2015

JW Marriott
23808 Resort Parkway
San Antonio, TX

The Annual Meeting of the Shareholders of Matthews International Corporation (the "2015 Annual Meeting") will be held at 9:00 AM, Thursday, February 19, 2015 at the JW Marriott, located at 23808 Resort Parkway, San Antonio, Texas, for the purpose of considering and acting upon the proposals set forth on the reverse side of this form.

Shareholders of record at the close of business on December 31, 2014 will be entitled to vote at the 2015 Annual Meeting or any adjournments thereof.

I hereby appoint Joseph C. Bartolacci and Steven F. Nicola and each of them, with full power of substitution and revocation, proxies to vote all shares of Common Stock of Matthews International Corporation which I am entitled to vote at the 2015 Annual Meeting of Shareholders or any adjournment thereof, with the authority to vote as designated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BY YOU ON THE REVERSE SIDE OF THIS CARD WITH RESPECT TO THE PROPOSALS SET FORTH IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2015 ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3 IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED PREPAID ENVELOPE

------------------------------------------------------------------------------

Continued and to be signed on reverse side

ANNUAL MEETING PROXY CARD

A.  Proposals – The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3.

1.  Election of Directors
FOR            WITHHOLD
01 – David A. Schawk (two year term)                                                                                      [ ]                        [ ]
02 – Joseph C. Bartolacci (three year term)                                                                     [ ]                        [ ]
03 – Katherine E. Dietze (three year term)                                                                         [ ]                        [ ]
04 – Morgan K. O'Brien (three year term)                                                                         [ ]                        [ ]

FOR                          AGAINST                                        ABSTAIN
2.  To ratify the appointment of                                                                                                                   [ ]              [ ]                                  [ ]
   PricewaterhouseCoopers LLP as the
   independent registered public accounting
   firm to audit the records of the Company for
   the fiscal year ending September 30, 2015.

FOR	AGAINST ABSTAIN
3. To provide an advisory (non-binding) vote	[ ] [ ] [ ]
       on the executive compensation of our
       named executive officers.

B.  Non-Voting Items
     Change of Address – Please print new address below.

Mark box to the right if you plan to attend the Annual Meeting.  [ ]

C.  Authorized Signatures – This section must be completed for your instructions to be executed. – Date and Sign Below

Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature 1 – Please keep signature within the box                                                                                                                                                            Signature 2 – Please keep signature within the box

----------------------------------------------------                                                                                                                                                            ----------------------------------------------------
Date (mm/dd/yyyy)

--/--/----